DATED 22 NOVEMBER 2000
----------------------------------------------------------------------------





(1)      OMNICARE LIMITED

(2)      BRISTOL-MYERS SQUIBB HOLDINGS LIMITED






----------------------------------------------------------------------------

                                A G R E E M E N T

----------------------------------------------------------------------------







     For the sale and purchase of the entire issued share capital of Amcare
            Limited together with its subsidiary Novacare UK Limited




                                    EVERSHEDS

                             1 Royal Standard Place
                               Nottingham NG1 6FZ
                                Tel: 0115 9507000
                                Fax: 0115 9507111
                               NOT_L001\152784v11

THIS AGREEMENT is made on 22 November 2000

BETWEEN

(1) OMNICARE LIMITED (registered number 3073148) whose registered office is at Balderton Hall, South Drive, Balderton, Newark, Nottinghamshire NG24 3HR ("the Vendor"); and

(2) BRISTOL-MYERS SQUIBB HOLDINGS LIMITED (registered number 263455) whose registered office and principal place of business is at Swakelys House, Milton Road, Ickenham, Uxbridge, UB10 8NS ("the Purchaser").

OPERATIVE PROVISIONS

1.       INTERPRETATION

         In this Agreement:

1.1 the following expressions have the following meanings unless inconsistent with the context:

        "THE A WARRANTIES"       the warranties given in Schedule 3 and Schedule
                                 4 expressed on terms as set out in clause 4.1.1 and marked with an asterisk

        "THE ACCOUNTS DATE"      30 September 2000

        "THE ACT"                the Companies Act 1985, as amended

        "ASSOCIATED COMPANY"     any company, not being a Group Member, which at
                                 the relevant time is:

                                 (a)        a holding company of the Vendor; or

                                 (b)        a subsidiary or subsidiary
                                            undertaking of the Vendor; or

                                 (c)        a subsidiary or subsidiary
                                            undertaking (other than the Vendor
                                            itself) of any such holding company,
                                 the expressions "holding company", "subsidiary" and "subsidiary undertaking" having the meanings given to them by the Act

        "THE B WARRANTIES"       the warranties given in Schedule 3 and Schedule
                                 4, other than the A Warranties

        "BUSINESS DAY"           any day (other than Saturday or Sunday) on
                                 which Clearing Banks are open for a full range of banking transactions

        "CLAIMS"                 means any claim disclosed against warranty 6.4
                                 of Schedule 3

        "CLEARING BANK"          a bank which is a member of CHAPS Clearing
                                 Company Limited

        "THE CMS LETTER"         the letter dated 27 October 2000 from CMS
                                 Cameron McKenna in the agreed form as
                                 initialled on behalf of both the Vendor and the Purchaser

        "THE COMPANY"            Amcare Limited, registered number 3191025 whose
                                 registered office is at 39B Pallion Way, Pallion Trading Estate, Sunderland, Tyne & Wear
                                 SR4 6SN

        "COMPLETION"             Completion of the sale and purchase in
                                 accordance with clause 6

        "THE CONSIDERATION"      the consideration for the sale of the Shares
                                 and for procuring the transfer of the Domain
                                 Name as stated in clause 3.1

        "THE DISCLOSURE LETTER"  the letter having the same date as this
                                 Agreement from the Vendor to the Purchaser qualifying the Warranties

        "DOMAIN NAME"            www. amcare.co.uk

        "THE GROUP"

                                 the Company and the Subsidiary details of which are set out in Schedule 1

        "GROUP MEMBER"           any company which is a member of the Group

        "THE GROUP PERSONAL      the Omnicare Group Personal Pension Scheme
        PENSION SCHEME"

        "THE GUARANTEES"         the guarantees given by the Group Members in a
                                 Senior Credit Agreement dated 17 December 1999
                                 (as amended by an Amendment Agreement dated 14
                                 January 2000) and a Mezzanine Credit Agreement dated 17 December 1999 (as amended by an Amendment Agreement dated 14 January 2000) and any and all other obligations, liabilities, claims, demands and actions, whether past, present or future, and in whatever capacity, under those said Agreements.

        "INSURANCE POLICY"       means any policy disclosed against warranty 6.2
                                 of Schedule 3

        "THE LIFE ASSURANCE      the Amcare Group Life Scheme
        SCHEME"


        "LISTING"                has the meaning given in Schedule 3 paragraph
                                 10.6.1

        "MATERIAL AGREEMENT"     has the meaning given in Schedule 3 paragraph
                                 10.2.1

        "THE PROPERTY"           the property specified in Schedule 2 (and, if
                                 more than one, each such property) and each and every part of such property

        "THE PURCHASER'S         Slaughter & May of 35 Basinghall Street, London
        SOLICITORS"              EC2V 5DB




        "RESTRICTED BUSINESS"    has the meaning given in clause 5.1.3

        "RETAINED GROUP"         the Vendor, the ultimate holding company of the
                                 Vendor and all subsidiary companies of that holding company (other than the Group). The terms "holding company" and "subsidiary company" shall have the meanings set out in
                                 Section 736 Companies Act 1985.

        "SETTLEMENT AGREEMENT"   means the Agreement dated 16 November 2000
                                 between Lincolnshire, Sunderland,
                                 Gloucestershire, North Nottinghamshire,
                                 Nottingham, West Kent, Dyfed Powys, Manchester and Shropshire Health Authorities (1) and
                                 Amcare Limited, Novacare UK Limited, Omnicare
                                 Limited, Transworld Healthcare (UK) Limited and
                                 Transworld Holdings (UK) Limited (2)

        "THE SECURITY"           A debenture dated 17 December 1999 between
                                 Barclays Bank PLC and Amcare Limited;

                                 A debenture dated 17 December 1999 between
                                 Barclays Bank PLC and Novacare UK Limited;

                                 A debenture dated 17 December 1999 between BNP Paribas and Novacare UK Limited;

                                 A debenture dated 17 December 1999 between BNP Paribas and Amcare Limited.

        "THE SHARES"             the entire issued share capital of the Company

        "THE SUBSIDIARY"         Novacare UK Limited, registered number 3196506
                                 whose registered office is at Unit 10 Horton
                                 Court, Hortonwood 50, Telford, Salop TF1 4GY

        "THE TAX COVENANT"       means the covenant contained in the Tax Deed
                                 the agreed form of which is contained in
                                 Schedule 4 of this agreement

        "THE VENDOR'S            Eversheds of 1 Royal Standard Place, Nottingham
        SOLICITORS"              NG1 6FZ

        "THE WARRANTIES"         the A Warranties and the B Warranties

1.2 references to any statute or statutory provisions will include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provisions which are in force prior to Completion;

1.3 references to persons will be construed so as to include bodies corporate, unincorporated associations and partnerships;

1.4 references to a document being "in the agreed terms" will be construed as references to that document in the form agreed and initialled by or on behalf of the Vendor and the Purchaser;

1.5 references to clauses and Schedules are to clauses of and Schedules to this Agreement, and references to paragraphs are to paragraphs in the
         Schedule in which such references appear;

1.6 the Schedules form part of this Agreement and will have the same force and effect as if expressly set out in the body of this Agreement; and

1.7 the headings to the clauses of this Agreement and to the paragraphs of the Schedules (save for the headings in Schedules 1 and 2) will not affect its construction.

2.       SALE AND PURCHASE

2.1 With effect from Completion, the Vendor will sell with full title guarantee, and the Purchaser will buy, the Shares.

2.2 The Vendor shall procure the transfer of the registration of the Domain Name to the Company with effect from Completion.

2.3 The Purchaser will not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

3.       CONSIDERATION

3.1 The consideration for the sale of the Shares referred to in clause 2.1 shall be (pound)9,749,999 and, without prejudice to any claim for damages, for procuring the transfer of the registration of the Domain Name referred to in clause 2.2, the sum of (pound)1.

3.2 The Consideration will be paid in sterling and in cash on Completion by way of a CHAPS transfer from a Clearing Bank to the client account of the Vendor's Solicitors with National Westminster Bank PLC, 3 Thurland Street, P O Box 21, Nottingham NG1 3DT, sort code 60-80-09, account number 97664758. The Vendor's Solicitors are authorised to receive the Consideration on behalf of the Vendor and payment to them will be a good and sufficient discharge to the Purchaser and the Purchaser will not be further concerned as to the application of the moneys so paid.

4.       WARRANTIES

4.1      The Vendor warrants to the Purchaser that:-

         4.1.1 each of the A Warranties is true and accurate and is not misleading; and

         4.1.2 so far as the Vendor is aware, having made all reasonable enquiry in the circumstances into the subject matter of the Warranty, each of the B Warranties is true and accurate and is not misleading, provided that the level of the Vendor's awareness for these purposes shall only be assessed by reference to the actual knowledge or awareness of Charles Kernahan, Roland Ellmer and Paul Scott and shall mean that the Vendor undertakes that it has made due and careful enquiry of such named persons and that it has caused such named persons to make due and careful enquiries as to the relevant matters, but that no other enquiries have been made.

         Provided however that the Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the Warranties if and to the extent that:

         4.1.3 such fact or combination or facts has been fairly disclosed in the Disclosure Letter; or

         4.1.4 the Purchaser has actual knowledge of such fact or combination of facts provided that the Purchaser's knowledge for these purposes shall be deemed to include the actual knowledge of the Purchaser's advisers other than Christopher Hodges or any other partner, employee or consultant of CMS Cameron McKenna save as to the content of the CMS Letter provided that the provisions of this Clause 4.1 shall not exclude any liability for, or remedy arising from, fraud, including any fraudulent mis-statement, by the Vendor.

4.2      The Purchaser acknowledges that:

         4.2.1 save for any fact or combination of facts disclosed pursuant to sub-clauses 4.1.3 and 4.1.4 this Agreement sets forth the entire agreement between the parties with respect to the subject matter covered by it and supersedes and replaces all prior communications, drafts, representations, warranties, stipulations, undertakings and agreements of what ever nature, whether oral or written, between the parties;

         4.2.2 it does not enter into this Agreement in reliance on any warranty, representation, undertaking, stipulation or agreement other than the Warranties and the matters disclosed in the Disclosure Letter or in this Agreement;

         4.2.3    its only remedies are for breach of contract;

         4.2.4 it has no right to rescind this Agreement either for breach of contract or for negligent or innocent misrepresentation;

         4.2.5 without prejudice to the generality of the foregoing, the Purchaser waives any right or remedy it may have against the Vendor, in respect of any statement (whether oral or written) of fact or opinion, including any untrue or misleading statement, warranty or representation, expressed or implied, made to the Purchaser or its agents, officers or employees during the negotiation of or otherwise in connection with this Agreement, save for any Warranty and the replies to enquiries before contract in respect of the Property; and

         4.2.6 the Consideration has been agreed by the Vendor and the Purchaser having regard, amongst other things, to the provisions of this clause 4.2,

         provided that the provisions of this clause 4.2 shall not exclude any liability which the Vendor would otherwise have to the Purchaser or any right which the Purchaser may have to rescind this Agreement in respect of any statements made fraudulently by the Vendor prior to the execution of this Agreement.

4.3 Save in respect of the liability of the Vendor under clause 10.3 and clause 10.4 of this Agreement notwithstanding any other provisions of this Agreement the liability of the Vendor shall be limited in accordance with the provisions of Schedule 5.

4.4 The Vendor accepts that the Purchaser is entering into this agreement in reliance upon representations in the terms of the Warranties made by the Vendor with the intention of inducing the Purchaser to enter into this Agreement and that accordingly the Purchaser has been induced to enter into this Agreement provided however that the Purchaser shall have no right to rescind this Agreement for innocent or negligent breach of such representations.

4.5 The Vendor undertakes (if any claim is made against it in connection with the sale of the Shares to the Purchaser) not to make any claim against any Group Member or any director or employee of the Group Member (including but not limited to Roland Ellmer) on whom any of them may have relied before agreeing to any terms of this Agreement including the schedules or authorising any statement in the Disclosure Letter.

4.6 Each of the Warranties shall be construed as a separate and independent warranty and shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any term of this Agreement.

5.       RESTRICTIVE COVENANTS

5.1 For the purpose of assuring to the Purchaser the full benefit of the business carried out by each Group Member and in consideration for the Purchaser agreeing to buy the Shares on the terms of this Agreement, the Vendor undertakes to the Purchaser and the Group that the Vendor will not, and will procure that no Associated Company will without the prior written consent of the Purchaser, whether directly or indirectly and whether alone or in conjunction with, or on behalf of, any other person and whether as principal, shareholder, director, employee, agent, consultant, partner or otherwise:

         5.1.1 for a period of two years immediately following Completion, interfere, or seek to interfere, with the continuance of supplies to any Group Member from any supplier who has been supplying goods and/or services to any Group Member at any time during the twelve months immediately preceding the date of Completion or, without limiting the effect of clause 5.1.3, interfere, or seek to interfere, with the continuance of supplies of goods and/or services by any Group Member to any customer who has been a customer of any Group Member at any time during the twelve months immediately preceding the date of Completion where such goods and/or services are used for the same or similar purposes as the goods and/or services supplied by any of the Group Members to that customer during the period of twelve months prior to the date of Completion;

         5.1.2 for a period of one year immediately following Completion, solicit or entice, or endeavour to solicit or entice, away from any Group Member, any person employed in a managerial capacity (including, but not limited to, Roland Ellmer, Sharman Scott, Paul Scott, Lesley Elliott Webster and Gill Brown) by, or who is or was a consultant to (including, but not limited to Michael Stothard), or who is a sales representative for, any Group Member at Completion or at any time during the period of twelve months immediately preceding the date of Completion provided that this restriction shall not apply further placing of job advertisements in national or local newspapers or the notification of vacancies for employment agencies;

         5.1.3 within the United Kingdom for a period of two years immediately following Completion be engaged, or interested in, or provide technical, commercial or professional advice to, any other business which directly competes with the business of any Group Member as carried on at Completion ("RESTRICTED BUSINESS") provided that this restriction does not apply to prevent the Vendor or any Associated Company from holding shares or other securities in any company which are quoted, listed or otherwise dealt in on a recognised stock exchange or other securities market and which confer not more than 5 per cent of the votes which could be cast at a general meeting of such company; or

         5.1.4 without prejudice to any Group Company's intellectual property rights (whether by virtue of statute, common law or otherwise), for a period of three years following Completion use in connection with any business which directly competes with the business of any Group Member any name or mark which consists or comprises of, or is confusingly similar to, the words "Amcare" or "Novacare PROVIDED THAT:

                           5.1.4.1 nothing in this clause shall prevent any member of the Retained Group from using the names "Allied Medical", "Allied Medicare" or "Allied Healthcare"; and

                           5.1.4.2 nothing in this clause shall imply that any member of the Retained Group has the right to use any name or mark comprising or consisting of, or confusingly similar to, the words "Amcare" or "Novacare" on termination of the three year period from Completion.

5.2 The Purchaser undertakes to the Vendor that for a period of three years following Completion it will not use and undertakes that for the same period no Group Member will use in connection with any business the same as or similar to the business of any member of the Retained Group any name or mark which consists or comprises of the names "Allied Medical", "Allied Medicare" or "Allied Healthcare" (in whatever form) or any name which is confusingly similar to the names "Allied Medical", "Allied Medicare" or "Allied Healthcare" PROVIDED THAT nothing in this clause shall prevent any Group Member from using the names "Amcare" or "Novacare".

5.3      Nothing in clause 5.1 shall prevent any Associated Company from:

         5.3.1 acquiring any business or the shares or other securities of any company if:

                  5.3.1.1 not more than 5 per cent of the business or that company's business is Restricted Business; and

                  5.3.1.2 the principal reason for doing so is not the ownership of an interest in that Restricted Business; or

         5.3.2 retaining its interest in any business or the shares or other securities of any company if not more than 5 per cent of the business or that company's business is Restricted Business.

5.4 The Vendor acknowledges that it has information in respect of the business and financing of the Group and its dealings, transactions, affairs, plans and proposals, all of which information is, or may be, secret or confidential and important to the Group. In this clause 5 such information is called "Confidential Information" and includes, without limitation, confidential or secret information relating to the Group's trade secrets, know how, ideas, business methods, finances, prices, business plans, marketing plans, development plans, manpower plans, sales targets, sales statistics, customer lists, customer relationships, computer systems and computer software. The Vendor further acknowledges that the disclosure of Confidential Information (whether directly or indirectly) to actual or potential competitors of the Group would place it at a competitive disadvantage and would do damage (whether financial or otherwise) to its business. The Vendor accordingly agrees to enter into the restrictions contained in clause 5.5.

5.5      The Vendor undertakes that for the period of five years after
         Completion:

         5.5.1 the Vendor will not disclose, and it will procure that each Associated Company will not disclose, to any person except to those authorised by the Company to know;

         5.5.2 the Vendor will not use, and it will procure that each Associated Company will not use, for the Vendor's own purposes or for any purposes other than those approved by the Company; and

         5.5.3 the Vendor will, and it will procure that each Associated Company will, exercise reasonable care and diligence so as the prevent any unauthorised disclosure of,

         any Confidential Information, provided that these restrictions and obligations on the Vendor will cease to apply to information which (otherwise than through the default of the Vendor) becomes available to the public generally or is required to be disclosed by law, any stock exchange, the Inland Revenue or any other taxation authority, or any other regulatory authority or, subject to the execution of a confidentiality undertaking in a form approved by the Purchaser (such approval not to be unreasonably withheld), such of the Confidential Information that comprises and is set out in this Agreement, the documents referred to herein or delivered pursuant hereto as may be required to be disclosed by the Vendor's funders, prospective funders, shareholders, prospective shareholders and further provided that the Vendor shall not be liable under this Clause 5.5 where it has complied with its obligations in this paragraph and in clause 5.5.3.

5.6 The parties agree that each of the undertakings set out in this clause 5 is separate and severable and enforceable accordingly and if any one or more of such undertakings, part of an undertaking or the extent of an undertaking in duration or geographical area is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings or remaining part of the undertakings or to the extent permissible as being in the public interest, lawful or a reasonable restraint of trade will continue in full force and effect and will bind the Vendor.

6.       COMPLETION

         The sale and purchase of the Shares will be completed at the offices of the Vendor's Solicitors immediately after the signing and exchange of this Agreement when:

6.1      the Vendor will produce and deliver to the Purchaser:

         6.1.1 duly executed transfers of the Shares in favour of the Purchaser together with all relevant share certificates and together also with such waivers and consents as the Purchaser may require to enable the Purchaser to be registered as the holders of the Shares;

         6.1.2 written resignations in the agreed terms from all directors of each Group Member except Roland Ellmer and from the secretary of each Group Member (except where Roland Ellmer is secretary);

         6.1.3 the written resignation of Ernst & Young as auditors of each Group Member accompanied by the statement referred to in section 392 of the Act;

         6.1.4 the certificate of incorporation, any certificate(s) of incorporation on change of name, and the statutory books and registers (all entered up to date) of each Group Member;

         6.1.5 all deeds and documents relating to the title of any Group Member to the Property;

         6.1.6    all cheque books in current use of each Group Member;

         6.1.7 bank statements in respect of each account of each Group Member as at the close of business on the last Business Day prior to Completion, together in each case with a reconciliation statement prepared by the Vendor to show the position at Completion (listing unpresented cheques drawn or received by the relevant Group Member and standing orders payable since the date of such bank statements);

         6.1.8 evidence, satisfactory to the Purchaser, that there are no mortgages or charges on the whole or on part of the assets of either or both Group Member(s);

         6.1.9 evidence, satisfactory to the Purchaser, that the Guarantees and the Securities have been released;

         6.1.10 a certified copy of the duly executed Settlement Agreement and all its counterparts;

         6.1.11 written confirmation from Lincolnshire Health Authority, in the agreed form, that the approval given by it to the Company's application to move its dispensing services in Claypole, Lincolnshire to a another site in Claypole, Lincolnshire has been renewed; and

         6.1.12 evidence, satisfactory to the Purchaser, that the registration of the Domain Name has been transferred to the Company;

         6.1.13   the Tax Covenant duly executed by the Vendor.

6.2 the Vendor will repay, and will procure that each Associated Company will repay, the net amount owed by it to any Group Member, whether due for payment or not;

6.3      the Vendor will procure that duly convened meetings are held at which:

         6.3.1 the transfers referred to in clause 6.1 are approved (subject to stamping) for registration in the books of the relevant Group Members;

         6.3.2 Trevor Day of Redfern House, Woodside Hill, Chalfont St Peter, Gerrards Cross, Bucks SL9 9TF is appointed as a director of each Group Member (subject to any maximum number of directors imposed by the relevant articles of association), and Roland Ellmer is appointed as the secretary of each Group Member; and

         6.3.3 all existing instructions to the bankers of each Group Member are revoked and new instructions given to such bankers as the Purchaser may nominate, in such form as the Purchaser directs;

6.4      the Purchaser will pay the Consideration.

6.5 In respect of the obligations under clause 6.2, the Consideration shall be reduced by the sum of (pound)623,352 which shall be applied by the Purchaser in satisfaction of the amounts due under clause 6.2. In the event that following determination of the actual amount due under clause 6.2:

         6.5.1 the amount exceeds (pound)623,352 the excess shall be paid by the Vendor to the Purchaser in full satisfaction of such amount;

         6.5.2 the amount is less than (pound)623,352 the shortfall shall be paid by the Purchaser to the Vendor as additional consideration;

         in each case within 2 days following determination.

         Determination of such amounts shall be made by the parties as soon as reasonably practicable following Completion, failing which by an independent accountant appointed by agreement between the parties for such purpose or failing such agreement within 30 days of Completion, by an independent accountant appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales.

7.       ANNOUNCEMENTS

         Each of the Vendor and the Purchaser shall inform the other of the terms of any public announcement it proposes to make concerning the transactions contemplated by this Agreement before making the relevant announcement and shall, if reasonably practicable, incorporate reasonable amendments made to the relevant announcement by the other party.

8.       COSTS

         Each party to this Agreement will bear its own costs and expenses relating to the preparation and completion of this Agreement, except where otherwise expressly stated.

9.       NOTICES

9.1 Any demand, notice or other communication given or made under or in connection with this Agreement will be in writing by prepaid first class post, by hand or by facsimile.

9.2 Any such demand, notice or other communication will, if otherwise given or made in accordance with this clause 9, be deemed to have been duly given or made as follows:

         9.2.1 if sent by pre-paid first class post, on the second Business Day after the date of posting;

         9.2.2 if delivered by hand, upon delivery at the address provided for in this clause 9; or

         9.2.3 if sent by facsimile, on the day of transmission provided that a confirmatory copy is, on the same Business Day that the facsimile is transmitted, sent by pre- paid first class post in the manner provided for in this clause 9, provided however that, if it is delivered by hand or sent by facsimile on a day which is not a Business Day or after 4 p.m. on a Business Day, it will instead be deemed to have been given or made on the next Business Day.

9.3 Any such demand, notice or other communication will, in the case of service by post or delivery by hand, be addressed (subject as provided in this clause 9) to the recipient at the recipient's address stated in this Agreement or at such other address as may from time to time be notified in writing by the recipient to the sender as being the recipient's address for service, provided that in the case of a company it may instead (at the option of the sender) be addressed to its registered office for the time being.

9.4 Any such demand, notice or other communication will, in the case of service by facsimile, be sent to the recipient using a facsimile number then used by the recipient at an address which (in accordance with such provisions) could have been used for service by post.

9.5 The provisions of this clause 9 will not apply, in the case of service of court documents, to the extent that such provisions are inconsistent with Part 6 of the Civil Procedure Rules.

10.      VENDOR'S UNDERTAKINGS

10.1 The Vendor shall, without being obliged to incur any cost or expense, execute or procure the execution of such documents in a form reasonably satisfactory to the Purchaser or provide the Purchaser with reasonable assistance at the Purchaser's cost (but without expending any material time or effort) as may be necessary to transfer the benefit of the Listings set out in Schedule 7 to the Purchaser.

10.2 The Vendor shall hold the benefit of any Claims on trust for the benefit of the relevant Group Member and subject to both the consent of the Vendor's insurer and the Purchaser indemnifying the Vendor against all costs, liabilities, damages and expenses the Vendor shall permit the relevant Group Member to pursue any further claims which can be made under an Insurance Policy if such claim relates to circumstances arising prior to Completion.

10.3 The Vendor shall indemnify the Purchaser, on an after tax basis, against any liabilities, costs, claims or expenses arising in connection with the agreement dated 10 June 1992 made between (1) Brian Stone and (2) Amcare Limited relating to "the Invention" (defined therein). The Vendor's liability under this clause 10.3 shall not be limited by the provisions of Schedule 5.

10.4 The Purchaser shall ensure that following Completion each Group Member permits Roland Ellmer to give such reasonable assistance to the Vendor or any other member or members of the Retained Group, or their accountants, auditors or other professional advisers, as may be reasonably necessary to enable the Vendor to prepare consolidated management accounts for the Group and the Retained Group PROVIDED that the Vendor shall indemnify the Group Members on an after tax basis against any liabilities, costs, claims or expenses incurred by or made against them or either of them arising therefrom. The Vendor's liability under this clause 10.4 shall not be limited by the provisions of Schedule 5.

11.      GENERAL

11.1 This Agreement will be binding on and will enure for the benefit of each party's successors and assigns (as the case may be).

11.2 Except insofar as the same have been fully performed at Completion, each of the agreements, covenants, obligations, warranties, indemnities and undertakings contained in this Agreement will continue in full force and effect notwithstanding Completion.

11.3 The parties agree that they will do all such acts and things and execute all such documents as may be required on or subsequent to Completion to vest in the Purchaser legal and beneficial ownership of the Shares in accordance with this Agreement and otherwise to give effect to its terms.

11.4 Failure or delay by any party in exercising any right or remedy under this Agreement will not in any circumstances operate as a waiver of it, nor will any single or partial exercise of any right or remedy in any circumstances preclude any other or further exercise of it or the exercise of any other right or remedy.

11.5 Any waiver of any breach of, or any default under, any of the terms of this Agreement will not be deemed a waiver of any subsequent breach or default and will in no way affect the other terms of this Agreement.

11.6 The rights and remedies expressly provided for by this Agreement will not exclude any rights or remedies provided by law.

11.7 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, each of which so executed and delivered will be an original, but all the counterparts will together constitute one and the same agreement.

11.8 The formation, existence, construction, performance, validity and all aspects of this Agreement or of any term of this Agreement shall be governed by English law. The English Courts shall have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

11.9 Apart from clause 5.1 and 11.2, the parties to this Agreement do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a party to it.

SIGNED by or on behalf of the parties on the date which first appears in this Agreement

                                   SCHEDULE 1

                             DETAILS OF THE COMPANY

Name of Company                     :        Amcare Limited

Registered number                   :        3191025

Registered office                   :        39B Pallion Way, Pallion Trading
                                             Estate, Sunderland, Tune & Wear SR4
                                             6SN

Date of incorporation               :        26 April 1996

Place of incorporation              :        Cardiff

Status of Company                   :        private limited company

Authorised share capital            :        (pound)6,000,000 into 6,000,000
                                             ordinary shares of (pound)1 each

Issued share capital                :        5,365,485 ordinary shares of
                                             (pound)1 each

Registered Shareholder(s)           :        Name     Number and   Percentage
                                             and      class of     of issued
                                             Address  shares held  share capital

                                             The      5,365,485    100%
                                             Vendor   ordinary
                                                      shares of
                                                      (pound)1 each



Directors' full names               :        Roland Charles Ellmer

                                             Charles Lloyd Kernahan

Secretary's full name               :        Roland Charles Ellmer

Accounting reference date           :        30 September

Auditors                            :        Ernst & Young

Bankers                             :        Barclays Bank PLC and National
                                             Westminster Bank PLC

Description of business             :        The distribution of medical
                                             products and services including
                                             dispensing and supply of ostomy and
                                             urology products

                            DETAILS OF THE SUBSIDIARY

Name of the Subsidiary              :        Novacare UK Limited

Registered number                   :        3196506

Registered office                   :        Unit 10, Horton Court, Hortonwood
                                             50, Telford, Salop TF1 4GY

Date of incorporation               :        9 May 1996

Place of incorporation              :        Cardiff

Status                              :        Private limited company

Authorised share capital            :        (pound)1,000,000 divided into
                                             1,000,000 ordinary shares
                                             of(pound)1 each

Issued share capital                :        (pound)2 divided into 2 ordinary
                                             shares of(pound)1 each

Registered Shareholder(s)           :        Name     Number and   Percentage
                                             and      class of     of issued
                                             Address  shares held  share capital

                                             Amcare   2 ordinary   100%
                                             Limited  shares of
                                                      (pound)1 each

Directors' full names               :        Charles Lloyd Kernahan

                                             Roland Charles Ellmer

Secretary's full name               :        Roland Charles Ellmer

Accounting reference date           :        30 September

Auditors                            :        Ernst & Young

Bankers                             :        Barclays Bank PLC and National
                                             Westminster Bank PLC

Description of business             :        The distribution of medical
                                             products and services including
                                             dispensing and supply of ostomy and
                                             urology products

                                   SCHEDULE 2

                                  THE PROPERTY

--------------------------- ------------------  ------------------------------- ----------------------- -----------------------
DESCRIPTION                 TENURE AND          TITLE HOLDER                    TITLE NO. AND           DETAILS OF ANY
                            SUMMARY OF TERMS                                    CLASS OF TITLE (IF      TENANCY AFFECTING THE
                                                                                REGISTERED)             TITLE
--------------------------- ------------------  ------------------------------- ----------------------- -----------------------
24 Tinsley Close,           Freehold            Amcare Limited                  LL98223 Title Absolute  None
Claypole, Newark NG24 3JR
--------------------------- ------------------  ------------------------------- ----------------------- -----------------------
Unit 22 Plessey Business    Implied lease       Amcare Limited                  Not applicable          None
Park, Technology Drive,     commencing 1996
Beeston, Nottingham         at a rent of
                            (pound)970 plus
                            VAT per month
--------------------------- ------------------  ------------------------------- ----------------------- -----------------------
Unit 2 Guillimont Health    Leasehold           Amcare Limited                  Not applicable          None
Centre, Stoke Road,         Term: 5 years
Bishops Cleeve,             from 2 February
Cheltenham,                 1998
Gloucestershire             Rent: (pound)
                            5,750 per annum
--------------------------- ------------------  ------------------------------- ----------------------- -----------------------
First Floor Offices, 26     Leasehold           Amcare Limited                  Not applicable          None
Blackfriars Street,         Term: 3 years
Manchester M3 5DQ           from 2 February
                            1998
                            Rent:
                            (pound)4,160 per
                            annum
--------------------------- ------------------  ------------------------------- ----------------------- -----------------------
Factory and Land being      Leasehold           Amcare Limited                  Not applicable          None
Site BT16/39B on the        Term: 12 years
Pallion Industrial Estate   from 23 January
in the County of Tyne and   1991
Wear                        Rent:
                            (pound)49,250
                            per annum ( rent
                            review pending)
--------------------------- ------------------  ------------------------------- ----------------------- -----------------------
Unit No 69 Riverside        Leasehold           Amcare Limited                  K686980 Title Absolute  The ground floor
Phase III, The Medway       Term: 24 years                                                              premises are occupied
City Estate, Chatham, Kent  from 29                                                                     by Allied Medicare
(also known as The Amcare   September 1989                                                              Limited a fellow
Centre Strood)              Rent:                                                                       subsidiary company
                            (pound)11,957                                                               under the terms of an
                            per annum                                                                   informal sub-lease at
                                                                                                        a rent of(pound)7,520 per
                                                                                                        annum which is
                                                                                                        invoiced on a
                                                                                                        quarterly basis

--------------------------- ------------------  ------------------------------- ----------------------- -----------------------


                                       19

--------------------------- ------------------  ------------------------------- ----------------------- -----------------------
Offices on the First        Lease (undated)     Amcare Limited                  Application submitted   None
Floor of 6/10 Stockton      Term: 25 years                                      to the Land Registry
Road and 27/28 Derwent      from 24 March                                       1.11.2000
Street, Sunderland, Tyne    1996
and Wear                    Rent:
                            (pound)9,500 per
                            annum
--------------------------- ------------------  ------------------------------- ----------------------- -----------------------
Unit 10 Horton Court,       Leasehold           Amcare Limited                  Not applicable          The property is
Telford, Shropshire         Term: 3 years                                                               entirely occupied by
                            from 2 February                                                             Novacare (UK) Limited
                            1999                                                                        a wholly owned
                            Rent:                                                                       subsidiary of Amcare
                            (pound)5,300 per                                                            Limited under the
                            annum                                                                       terms of an informal
                                                                                                        sub-lease. Novacare
                                                                                                        pay the rent of
                                                                                                        (pound)5,300 p.a.
--------------------------- ------------------  ------------------------------- ----------------------- -----------------------
Land and Buildings at       Leasehold           Amcare Limited                  Not applicable          None
Balderton Hospital,         Term: ongoing
Newark, Nottinghamshire     quarter to
                            quarter
                            Rent:
                            (pound)24,000
                            per annum
--------------------------- ------------------  ------------------------------- ----------------------- -----------------------
The Surgery, Collington     Leasehold           Amcare Limited                  Not applicable          None
Way, West Bridgford,        Term: Five years
Nottingham                  from 21 February
                            2000
                            Rent:
                            (pound)27,000
                            per annum
--------------------------- ------------------  ------------------------------- ----------------------- -----------------------
57 Main Street, Claypole    Freehold            Amcare Limited                  Property acquired on    None
                                                                                2.11.2000. currently
                                                                                unregistered but
                                                                                subject to First
                                                                                Registration
--------------------------- ------------------  ------------------------------- ----------------------- -----------------------
Office Accommodation at     Leasehold           Novacare (UK) Limited           Not applicable          None
former Beehive Bakery,      Term: 6 months
Mount Road, Llanfair        from 24 August
Caereinion, Powys           1998
                            Rent:
                            (pound)480 p.a.
--------------------------- ------------------  ------------------------------- ----------------------- -----------------------

                                   SCHEDULE 3

1.       INTERPRETATION

         In this SCHEDULE 3 the following expressions have the following meanings:

        "ACT"                       Advance corporation tax

        "ACCOUNTING STANDARDS"      The statements of standard accounting
                                    practice referred to in Section 256 of the Companies Act 1985 issued by the Accounting
                                    Standards Board or such other bodies as may be prescribed by the Secretary of State from time to time, including the statements of standard accounting practice formerly issued by the Accounting Standards Committee and since adopted by the Accounting Standards
                                    Board, the Abstracts issued by the Urgent
                                    Issues Task Force and any financial
                                    reporting standards issued by the Accounting
                                    Standards Board or such other body referred to above.

        "THE ACCOUNTS"              The audited accounts of the Group for the
                                    financial year which ended on the Accounts
                                    Date, comprising in each case a balance
                                    sheet, a profit and loss account, notes and directors' and auditors' reports.

        "THE BALANCE SHEET"         The audited balance sheet of the Company as
                                    at the Accounts Date

        "CAA"                       Capital Allowances Act 1990

        "CGTA 1979"                 The Capital Gains Tax Act 1979.

        "COMPANY"                   Notwithstanding the definition contained in
                                    clause 1, each company individually details of which are set out in Schedule 1 as if the Warranties were set out in full in respect of each such company provided that where used other than in this Schedule and
                                    Schedule 4 Company shall have the meaning given in clause 1.

        "FA"                       Finance Act

        "FSAP"

        "GUIDELINES"                means the National Health Service Guidelines
                                    HSG (92)13 and FPN 560 (as attached to this agreement).

        "ICTA"                      Income and Corporation Taxes Act 1988

        "INFORMATION TECHNOLOGY"    means computer hardware, software, firmware
                                    and networks.

        "INSTALMENT PAYMENTS        means the Corporation Tax (Instalment
        REGULATIONS"                Payment) Regulations 1998 (SI 1998 No.3175)

        "INTELLECTUAL PROPERTY      means patents, trade marks, service marks,
        RIGHTS"                     rights in designs, industrial processes,
                                    trade or business names, copyrights,
                                    database rights (whether or not any of these is registered and including applications for registration of any such thing), and all rights and forms of protection of a similar nature.

        "REGULATIONS"               has the meaning given in paragraph 10.6 of
                                    this schedule.

        "SPONSORSHIP ARRANGEMENT"   means an arrangement listed in Schedule 6.

        "SSAP" means any and all relevant standard statements of accounting practice current at the date of this Agreement

        "TCGA"                      Taxation of Chargeable Gains Act 1992

        "TAXATION"                  (a)      any tax, duty, impost, withholding
                                             or levy, past or present, of the
                                             United Kingdom or elsewhere,
                                             whether governmental, state,
                                             provincial, local governmental or
                                             municipal, including but not
                                             limited to income tax (including
                                             income tax required to be deducted
                                             or withheld from or accounted for
                                             in respect of any payment under
                                             section 203 ICTA or otherwise),
                                             corporation tax, including any
                                             amount payable under section 419
                                             ICTA, ACT, capital gains tax,
                                             inheritance tax, VAT, any liability
                                             arising under section 601 ICTA,
                                             customs and other import or export
                                             duties, stamp duty, stamp duty
                                             reserve tax, national insurance and
                                             social security contributions (but
                                             excluding rates and water rates);
                                             and

                                    (b)      any fine, penalty, surcharge, or
                                             interest relating to any tax, duty,
                                             impost, withholding or levy
                                             mentioned in (a) of this definition
                                             or to any account, record, form,
                                             return or computation required to
                                             be kept, preserved, maintained or
                                             submitted to any person for the
                                             purposes of any such tax, duty,
                                             impost, withholding or levy

        "TAXATION AUTHORITY"        any authority, whether of the United Kingdom
                                    or elsewhere, competent to impose, assess or collect Taxation, including but not limited to the Board of Inland Revenue and the Commissioners of Customs and Excise

        "TAXATION STATUTE"          any statute (and all regulations and other
                                    documents having the force of law under such statute) published, enacted, issued or coming into force on or before the date of this Agreement relating to Taxation

        "VAT" value added tax imposed by the VATA and any subordinate legislation made pursuant thereto and in any other jurisdiction the equivalent tax

        "VATA"                      Value Added Tax Act 1994

2.       COMPLIANCE WITH LEGAL REQUIREMENTS AND HOLDING COMPANY

         * The Company has complied in all material respects with all legal and procedural requirements applicable to it concerning:

2.1 its memorandum and articles of association (including all resolutions passed or purported to have been passed);

2.2 the filing of all documents required by the Companies Act 1985 to be filed at Companies House;

2.3      issues or shares, debentures or other securities;

2.4 payments of interest and dividends and the making of other distributions; and

2.5      directors (including any shadow directors) and other officers.

3.       ACCOUNTS AND FINANCIAL MATTERS

3.1      The Accounts:

         3.1.1    * comply with the requirements of the Companies Acts;

         3.1.2 * have been prepared on a recognised and consistent basis and have been prepared on the same basis and in accordance with the same accounting policies as the corresponding accounts of the Company for the preceding financial year;

         3.1.3 * give a true and fair view of the assets and liabilities of the Company as at the Accounts Date and its profit for the financial year ended on that date;

         3.1.4 * except as the Accounts expressly disclose, are not affected by any unusual or non-recurring items;

         3.1.5 * have been prepared and audited in accordance with the historical cost convention, with all applicable law and Accounting Standards and (to the extent that no Accounting Standard is applicable) with generally accepted accounting principles and practices of the United Kingdom then in force; and

3.2 The trading stock of the Company is good marketable stock and is capable of being sold in the ordinary course of business in accordance with the current price list of the Company without rebate or allowance to a purchaser and there is no material old obsolescent, slow-moving, unusable, unsaleable, deteriorated or excessive stock.

3.3 * The accounting books and records of the Company have been properly written up and accurately present and reflect in accordance with generally accepted accounting principles and standards all material transactions to which the Company has been a party.

3.4 Save as referred to in the Disclosure Letter, no customer of the Company is responsible for an excess of 10% of the Company's trade, turnover or profitability in any one financial year and no supplier supplies in excess of 10% of the Company's supplies in any one financial year (as quantified by payments of suppliers in that year).

3.5 * Details of all overdrafts, loans or other financial facilities outstanding or available to the Company are contained in the Disclosure Letter.

4.       ISSUES OF SHARES AND MAKING OF DISTRIBUTIONS

4.1 * The Shares which are fully paid constitute the entire issued share capital of the Company and the details set out in Schedule 1 are true and accurate. There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting the shares of the Company, there is no agreement or commitment to give or create any of the foregoing and no person has made any claim to be entitled to any of the foregoing. The Vendor is entitled to sell and transfer or can procure the sale and transfer of the full legal and beneficial ownership in the Shares to the Purchaser on the terms set out in this Agreement.

4.2 * No share or loan capital of the Company is now under option or is agreed conditionally or unconditionally to be created or issued or put under option.

4.3 * The Company has not purchased or redeemed or repaid any share capital.

5.       PLANT AND EQUIPMENT

5.1 * Save in relation to standard software packages and development tools licensed to the Company, the Company owns, free from any mortgage or charge or other encumbrance or security, all its undertaking and assets stated as being owned by it in the Accounts except for any of its undertaking and assets which are the subject of:

         5.1.1 any hire or lease agreement in the ordinary course of business;

         5.1.2 title retention provisions in respect of goods and materials acquired by the Company in the ordinary course of business; or

         5.1.3 liens arising in the ordinary course of business by operation of law and all such assets are in its possession or control.

5.2 All plant, machinery, vehicles and equipment owned or used by the Company is in reasonable condition, normal wear and tear excepted, and in reasonable working order for the purpose for which they are required and are not currently in need of immediate renewal or replacement other than in the ordinary course.

5.3 The amounts of goods and packaging and promotional material held by the Company are appropriate and normal for the present level of trading of the Company

6.       INSURANCE

6.1 * The Company has effected all insurances required by law to be effected by it.

6.2 * The Vendor has supplied to the Purchaser a true and accurate schedule containing full particulars of all current insurance policies effected by or for the Company.

6.3 * All premiums due and payable on the said policies have been paid and the Company has not received any written notice that the policies are not in full force and effect or void or voidable.

6.4 * No claim has been made (or, as far as the Vendor is aware, could be made) and is outstanding either by the insurer or the insured under any of the said policies

7.       MATERIAL TRANSACTIONS

7.1      Since the Accounts Date:

         7.1.1 * the Company has not created any mortgage or charge or other encumbrance or security on the whole or any part of its assets now outstanding;

         7.1.2 * the assets of the Company have not been depleted other than in the ordinary course of business as the business has been carried out in the twelve months immediately prior to the Accounts Date;

         7.1.3 * there has been no material adverse change in the financial or trading position of the Company (as compared to immediately before the Accounts Date) and its businesses have materially been carried on in the ordinary course and materially in the same manner (including nature and scale) as in the twelve months immediately prior to the Accounts Date;

         7.1.4    * no member's resolution of the Company has been passed;

         7.1.5 * in respect of the Company no share has been issued or allotted or repaid, or agreed to be issued or allotted or repaid;

         7.1.6 * no dividend or other payment which is, or could be treated as, a distribution for the purposes of Part VI ICTA or section 418 ICTA has been declared, paid or made by the Company;

7.2 * There is no Sponsorship Arrangement which is unlikely to be renewed at the natural expiration of that Sponsorship Arrangement on terms and conditions reasonably similar to those presently existing in the relevant Sponsorship Arrangement.

8.       EMPLOYEES

8.1 * There is attached to the Disclosure Letter a schedule giving true and accurate details as at the date of this Agreement of names, dates of birth, dates of commencement of employment, department, annual salary, proposed salary increases for the year 2001 and employer pension contribution in relation to each employee of the Company ("EMPLOYEE"). The Disclosure Letter also gives true and accurate particulars of the circumstances of the absence from work of any Employee for any reason other than normal paid holiday or short-term sickness absence in the twelve months prior to the date of Completion as such circumstances have been notified to the Vendor in writing by the relevant Employee.

8.2 * A copy of the standard terms of employment for all grades of employee of the Company and of all contracts of employment between the Company and each of its directors, senior employees or outside consultants or which cannot be terminated without compensation (other than common law or statutory compensation) on less than 3 months' notice, and any other documents currently in force relating to share option, share incentives or profit sharing arrangements, commission, bonus arrangements and employee benefits, are attached to the Disclosure Letter. Save as is evident from the beforementioned standard terms and contracts and documents or from the Schedule referred to in paragraph 8.1 above or from the other disclosures made in the Disclosure Letter, the Employees do not enjoy any employee benefits.

8.3

         8.3.1 No liability is or has been alleged by any person to have been incurred by the Company (which liability or allegation remains outstanding at the date hereof) for breach of any contract of service, for redundancy payments or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee and no gratuitous payment has been made or promised by the Company in connection with the termination or proposed termination of employment of any present or former director or employee; and

         8.3.2 * Since the Accounts Date no change has been made in the basis of the emoluments or the other material terms of engagement of Employees, and no such change, and no negotiation or request for such a change, is due or, so far as the Vendor is aware, expected within six months from the date of this Agreement. There is no outstanding offer of employment with the Company to any person.

8.4 The Company has in relation to each of its employees (and so far as relevant to its former employees) complied in all material respects with all obligations imposed on it by all statutes and regulations relevant to the relations between the Company and its employees or any recognised trade union.

8.5 * There are not in existence any service agreements with directors or employees of the Company:

         8.5.1 which are not determinable without compensation (other than under the Employment Rights Act 1996) by notice not exceeding 3 months; or

         8.5.2 in relation to which any relevant requirements of section 319 Companies Act have not been complied with.

8.6 * None of the Employees has given notice to either Group Member or has informed either Group Member that they will probably give notice terminating his or her contract of employment, nor are any of the Employees under notice of dismissal. So far as the Vendor is aware, none of the Employees has made or threatened any litigation or arbitration, administrative or criminal proceeding in connection with or arising from his or her employment and there are no circumstances in existence such as might give rise to any such litigation or arbitration, administrative or criminal proceeding in connection with or arising from the employment of any of the Employees. There is no obligation or amount due to or in respect of any Employees in connection with or arising from their employment which is in arrears or unsatisfied other than their normal salary for part of the month current at the date of this Agreement.

8.7 * No trade union, works counsel, staff association or other body representing employees is recognised in any way for bargaining, information or consultation purposes in relation to the Employees.

9.       PENSIONS

9.1 * With the exception of the Group Personal Pension Scheme and the Life Assurance Scheme there are no:-

         9.1.1 agreements or arrangements for the provision of any relevant benefits (as defined in Section 612 (1) of the Income & Corporation Taxes Act 1988) or similar benefit (including any pension, annuity, lump sum, gratuity or other like benefit) to be given on retirement, or in anticipation on or after retirement in connection with past service; or

         9.1.2 informal or ex gratia pension arrangements, customs or practices (whether or not legally enforceable)

         for any employee or officer of former employee or officer of the Company or for any dependants of any such person.

9.2 * The Group Personal Pension Scheme is an exempt approved scheme within the meaning of Chapter IV of Part XIV of ICTA and the Vendor is not aware of any reason why such exempt approval may, as at the date of this Agreement, be withdrawn.

9.3 * All material information concerning the Group Personal Pension Scheme and the Life Assurance is attached to the Disclosure Letter including, in the case of the Life Assurance Scheme, copies of its governing trust documentation and, in the case of the Group Personal Pension Scheme, a copy of the members' information booklet and details of those individuals contributing to it.

9.4 * The members' benefits payable under each of the Group Personal Pension Scheme and the Life Assurance Scheme, whether immediate, prospective or contingent are solely those benefits which can be provided by the funds available for or allocated to, each member.

9.5 * Benefits payable under the Life Assurance Scheme on the death of any member are fully insured under a policy effected with an insurance company and the Vendor is not aware of any reason why the relevant policies cannot be continued following Completion.

9.6 Admission to the Group Personal Pension Scheme has been operated at all times, in accordance with the provisions of the EC Treaty relating to equal treatment and all acts of parliaments, directives and other relevant legislation in this regard.

9.7 * No contracting-out certificate (within the meaning of the Pension Schemes Act 1993) has been issued by reference to the Group Personal Pension Scheme.

9.8 * There are not in respect of the Group Personal Pension Scheme any actions, suits, or claims (including complaints to the Pensions Ombudsman) existing, pending or, as far as the Vendor is aware, threatened.

9.9 * All contributions payable by the Company or by any of its employees in respect of the Group Personal Pension Scheme, and all premiums payable by the Company in respect of the Life Assurance Scheme, have at all times been paid in accordance with the provisions of those schemes and the requirements of the Pensions Act 1995, and those which fall due for payment before the date of Completion will have been paid by that date.

9.10 *The full accrued value of the account within the Group Personal Pension Scheme of each employee of the Company who is a member of that Scheme, will at that employee's option be made available for transfer to another pension arrangement, without any form of penalty or deduction.

10.      CONTRACTS, COMMITMENTS AND FINANCIAL AND OTHER ARRANGEMENTS

10.1     * There are not now outstanding in respect of the Company:

         10.1.1 any material contracts for hire or rent, hire purchase or purchase by way of credit or instalment payment or for the maintenance of the Company's assets;

         10.1.2 any material agreements in respect of which prohibitions exist (whether as a matter of law or by the terms of the agreements) against disclosure to third parties either of their existence or of their terms, and so that if any such agreements exist it is hereby warranted that none of them would be material for disclosure to the Purchaser;

         10.1.3 any material agreement or arrangement (whether by way of guarantee, indemnity, warranty, representation or otherwise) under which the Company is under a prospective or contingent liability in respect of:

                  10.1.3.1 any disposal by the Company of its assets or business or any part thereof, save in the ordinary course of business; or

                  10.1.3.2 the obligations of any other person;

         10.1.4 any material agreement or arrangement which is capable of being terminated as a direct result of the change of the control of the Company effected by or pursuant to this Agreement;

         10.1.5   any contract which is not on an arm's-length basis.

10.2

         10.2.1 * Other than in respect of circumstances or matters set out or referred to in the Settlement Agreement the Company is not in material default under, and has not committed any breach of, any of the terms of any agreement, instrument or arrangement with a value greater than (pound)40,000 ("MATERIAL AGREEMENT");

         10.2.2 No other party to a Material Agreement is in material default under, or has committed any breach of, any of the terms of any Material Agreement; no threat or claim of any default or breach by the Company of the terms of any Material Agreement has been made and is outstanding against the Company; no Material Agreement is invalid; and there are no grounds for determination, recission, avoidance or repudiation of any Material Agreement nor is there any allegation of any such a thing.

10.3

         10.3.1 The Company is not nor has been a party to or is or has been concerned in any agreement or arrangement in respect of which any undertaking has been given by or any order made against the Company pursuant to RTPA 1976 or in respect of which an undertaking has been given by or an order made against the Company pursuant to the Resale Prices Act 1976.

         10.3.2 The Company has not given an undertaking to, or is subject to any order of or investigation by, or has received any request for information from, any court or Governmental authority (including, without limitation, any national competition authority and the European Commission) under any anti-trust or similar legislation in any jurisdiction in which the Company has assets or carries on or intends to carry on business or where its activities may have an effect.

         10.3.3 The Company is not nor has been a party to or is or has been concerned in any agreement or arrangement in respect of which an application for negative clearance and/or exemption has been made to the European Commission.

         10.3.4 The Company is not nor has been a party to or is or has been concerned in any material agreement or arrangement in respect of which an application for negative clearance and/or exemption should have been made to the European Commission.

         10.3.5 The Company is not nor has been a party to or is or has been concerned in any agreement or arrangement in respect of which any application under Sections 13, 14, 21 or 22 of the Competition Act 1998 has been made to the Director-General of Fair Trading or other sectoral regulator.

         10.3.6 The Company is not nor has been a party to or is or has been concerned in any material agreement or arrangement in respect of which any application under Sections 13, 14, 21 and 22 of the Competition Act 1998 should have been made to the Director-General of Fair Trading or other sectoral regulator.

10.4 * Material details of each agreement, instrument or arrangement involving the Company with a value greater than (pound)40,000 or for a greater period than twelve months' duration are set out in the Disclosure Letter together with details of all pre-payments in respect of the contracts and a list of:

         10.4.1   material suppliers to Group Members;

         10.4.2   material customers of the Group Members; and

         10.4.3   sponsored nurses or similar

         provided that "material" for the purposes of this clause shall mean comprising 10% or more of supplies to, or customers of, the Group Members as a whole.

10.5 * The Company is not a party to and has no liability (present or future) under any guarantee or indemnity or letter of credit or any hire purchase, credit sale or conditional sale agreement.

10.6     * Schedule 7 contains a complete list of:

         10.6.1 all entries in favour of either Group Member in any UK Health Authority pharmaceutical list ("LISTING") created and maintained under the provisions of the National Health Service (Pharmaceutical Services) Regulations 1992 ("REGULATIONS");

         10.6.2 the identity of the relevant party in whose favour the Listing is made;

         10.6.3 the identity of the premises in respect to which each Listing is made;

         10.6.4 the goods and services authorised to be provided under each Listing; and

         10.6.5 the goods and services required to be provided under each Listing.

10.7 * Other than in respect of circumstances or matters referred to or set out in the Settlement Agreement all material licences, consents and other permissions and approvals required for or in connection with the carrying on of the business of each Group Member are in full force and effect and the Vendor has not received notice of any revocation thereof

10.8 Other than the contracts referred to in clause 10.4 above, the Company is not subject to any agreement, commitment or arrangement which;

         10.8.1   relates to matters not within the ordinary course of business;
                  or

         10.8.2 can be terminated in the event of any change in ownership of the shares or would be materially affected by such a change (whether by allowing the other contracting party to impose any payment or other obligation or otherwise)

         and which is material to the businesses carried on by the Group
         Members.

10.9 *The Listings set out in Schedule 7, the Regulations (and without limitation, the Terms of Service for Chemists (Schedule 2) to the Regulations) and the Guidelines (together, the "Authorisation") permit the relevant company in the Group to dispense and supply those stoma appliances, incontinence appliances and services dispensed and supplied by the relevant Company from the relevant premises over the previous 12 months.

10.10 *Each Listing is in full force and effect and valid prescriptions for services and appliances have been received and dispensed pursuant to each Authorisation over the six months immediately preceding Completion at or from the relevant premises.

10.11    *Without limitation on paragraph 10.10:

         10.11.1 Except for non-compliance or breach which has and will have no material effect on the business or the prospects of the Group as a whole; or

         10.11.2 Except for non-compliance fairly disclosed in the Disclosure Letter;

         each Group Member has complied with all terms, conditions and requirements of the Authorisation and none is in breach of any terms of the Authorisation. Further save as fairly disclosed in the Disclosure Letter, the relevant Group Member has not received notice of any proceeding to revoke or terminate a Listing and the Vendor is not aware of any proceeding which is threatened as pending to revoke or terminate a Listing.

10.12 * From the relevant dates set out in Schedule 3 to the Settlement Agreement the Group has complied in all material respects with the systems and procedures set out in Schedule 1 to the Settlement Agreement and the Group holds the information referred to in and as required by clause 7.2 of the Settlement Agreement and the information is readily available for provision to the relevant Health Authority as set out in that clause.

10.13 * So far as the Vendor is aware the contents of the CMS Letter are true and accurate in all material respects and not misleading in any material respect and the Vendor is not aware of any matter or circumstance which would render the contents untrue, inaccurate or misleading.

10.14 *The Settlement Agreement is of full force and effect and is binding upon and enforceable by the parties thereto in accordance with its terms.

10.15 * Without limitation on paragraph 10.14, the Vendor is not aware (after making reasonable investigations) of any basis or argument or circumstance upon which the Health Authorities or the NHS or any third party could challenge the enforceability of the Settlement Agreement.

10.16 * The details of the contracts with GPT Finance and Mercury Communications ("Contracts") set out at number 19 of Amcare Limited Data Room Bundle, File 2 of 3 are correct and not misleading. Further item 19 contains a materially accurate summary of each obligation of each Group Member under each Contract where failure to comply with that obligation may result in a claim against, or loss, expense or liability of, a Group Member for, or in respect of, more than (pound)5,000 or where compliance is required for the continued provision of goods and services to the relevant Group Member under the relevant contract.

11.      INTELLECTUAL PROPERTY RIGHTS

11.1 *Details of all registered Intellectual Property Rights (and applications for any such right) owned or used by each Group Member are set out in the Disclosure Letter, and all such Intellectual Property Rights are in full force and effect and are vested solely in and legally and beneficially owned by either of the Group Members and are free from and clear of any restrictions or encumbrances and so far as the Vendor is aware neither

         Group Member infringes or has infringed Intellectual Property Rights owned by any third party.

11.2 No third party is infringing or making unauthorised use, or has infringed or made unauthorised use, of any Intellectual Property Rights owned by either Group Member.

11.3 * Neither Group Member has granted any licences under any Intellectual Property Rights owned by such Group Member.

11.4 *Neither Group Member has been granted any licence or right under or in respect of any Intellectual Property Rights of the Vendor, or any Associated Company, or any third party; and there is no written agreement to which either Group Member or both of them is/are a party which significantly restricts the fields in which either of them carries on its business.

11.5 * Since the Accounts Date, neither Group Member has sold or otherwise disposed of any Intellectual Property Rights.

11.6 * Neither Group Member has received any notice from any authority or other person to cancel, forfeit or modify any Intellectual Property Rights.

12.      LITIGATION AND OTHER DISPUTES

12.1 * The Company is not engaged in any litigation, arbitration, prosecution or other legal proceedings or in any proceedings or hearings before any statutory, regulatory or governmental body, department, board or agency.

12.2 No matters of the type described in paragraph 12.1 are pending or threatened; and there are no circumstances which may give rise to any such matter (including, without limitation, in respect of collective wage bargaining with employees).

12.3 No claim has been made by a customer of the Company or a consumer of the Company's products which would if successful impose a liability on the Company of a material amount which is not covered by insurance.

12.4 The Company, any Employee or any consultant has not committed and is not liable for any criminal, illegal, unlawful or unauthorised act imposed by or pursuant to statutes, contract or otherwise in respect of the business carried out by the Company and no claim that it has or is remains outstanding.

12.5 No investigation or inquiry is being or has been conducted by any government or other body in respect of the business carried on by the Company and the Company has not received any notice of its failure to comply with any law, statute, regulation, decree or similar or any requirement or standard of any governmental body, governmental agency or any other regulatory or supervisory body, which is applicable to the business.

12.6 The Claims will not be prejudiced by the change in ownership of the Shares contemplated in this agreement.

13.      PROPERTY

13.1 * The particulars of the Property shown in Schedule 2 are the only properties owned, used or occupied by any Group Member or in respect of which any Group Member has any estate right, interest or liability (including in the case of registered land the class of title and title number) are true, complete and correct in all respects.

13.2 * The Property is solely legally and beneficially owned used or occupied by the Group Member and the Group Member has good and marketable title to it.

13.3 The replies to the enquiries before contract in respect of the Property (copies of which are enclosed with the Disclosure Letter) are true and accurate in all respects.

13.4 The Group Member has in its possession and control all the title deeds and documents listed in the Disclosure Letter which documents are original documents or properly examined abstracts.

14.      MISCELLANEOUS

14.1 * The Vendor does not have any interest in any other company or business which has a close trading relationship with or which competes with any business now carried on by the Company nor does the Vendor intend to acquire such interest.

14.2 * Other than those set out in the Disclosure Letter there is not outstanding to or from the Company from or to the Vendor or any member of the Retained Group any debts or monies or any contractual rights and obligations.

14.3 * No order has been made and no resolution has been passed for the winding up of the Company and no petition has been presented and no meeting has been convened for the purpose of winding up the Company.

14.4 * No administration order has been made and no petition for such an order has been presented in respect of the Company.

14.5 * No receiver (which expression shall include an administrative receiver) has been appointed in respect of the Company or in respect of all or any material part of its assets.

14.6 * No voluntary arrangement (as referred to in the Insolvency Act 1986) or scheme of arrangement as regards its creditors has been proposed by the directors of the Company or is in operation in relation to the Company.

14.7 * The Vendor has the capacity and is empowered and authorised to enter into this Agreement and to perform all obligations conferred upon it under this Agreement and the entry or the performance of this Agreement will not breach or constitute the default of any agreement, instrument or arrangement, licence, approval or authority (including a licence) to which the Vendor or the Company is a party

14.8 * The Group Members have used all reasonable endeavours to comply with all material requirements of the Data Protection Act 1984 at all relevant times whilst that Act was in force and with all relevant material requirements of the Data Protection Act 1998 and has not received notice of any objection from the Data Protection Commissioner or his predecessor. Further, there are no outstanding requests for information from any Data Subject or so far as the Vendor is aware any objection from a Data Subject to the data maintained by Group and so far as the Vendor is aware all relevant consents of Data Subjects are held by the Group.

15.      IT WARRANTIES

15.1 * All Information Technology used by each Group Member is either owned by or validly leased or licensed to the Group Member.

15.2 * There are no material defects relating to the Information Technology owned or used by the Group, and such Information Technology has not, during the 12 months prior to the date hereof, failed to perform in any way that materially affected the business of either Group Member.

15.3 * Details of all domain names registered or used by any Group Member are disclosed in the Disclosure Letter.

15.4 * Details of the Information Technology used by each Group Member and all agreements or arrangements relating to the use, lease, maintenance, support and management of such Information Technology are set out in the Disclosure Letter.

15.5 The registration of the Domain Name is transferred to the Company free from any charge or other encumbrance or security. So far as the Vendor is aware no person has any rights or interest in the Domain Name other than the Vendor, provided that the level of the Vendor's awareness for these purposes shall only be assessed by reference to the actual knowledge or awareness of Charles Kernahan, Roland Ellmer and Paul Scott and shall mean that the Vendor undertakes that it has made due and careful enquiry of such named persons further provided however that it shall not mean that the

         Vendor has caused such named persons to make any enquiry or enquiries whatsoever as to the relevant matters.

16.      ENVIRONMENT

16.1     In this paragraph 16

         "HSE LAWS"        Means all applicable statutes and subordinate
                           legislation and other national, and local laws, common laws or civil code, industry agreements or codes of conduct insofar as they relate to or apply to HSE Matters from time to time;

         "HSE MATTERS"     Means matters relating to health and safety or the
                           environment;

16.2 Except for a non-compliance or breach which has and will have no material adverse effect on the business of the Group taken as a whole each Group Member has complied with appropriate HSE Laws in respect of its business.

17.      RETURNS, DISPUTES AND CLEARANCES

17.1 * All notices, returns, computations, registrations and payments which should have been made by the Company and all information required to be supplied by the Company for any Taxation purpose have been made within the requisite periods and are up-to-date, correct and on a proper basis and none of them is the subject of any dispute with any Taxation Authority.

17.2 * The Company is not involved in any dispute with any Taxation Authority nor (so far as the Vendor is aware) is any such dispute contemplated at the date of the Agreement.

17.3 * The Taxation affairs of the Company have never been the subject of any investigation or enquiry by any Taxation Authority (other than routine questions), and no Taxation Authority has indicated that it intends to investigate the Taxation affairs of the Company.

17.4 * The Disclosure Letter contains details so far as they affect the Company of all concessions, arrangements and agreements (whether formal or informal) negotiated or entered into with any Taxation Authority and no action has been taken by or on behalf of the Company which has had or which (so far as the Vendor is aware) may have the result of altering, prejudicing or in any way disturbing any such concession, arrangement or agreement.

17.5 * All particulars furnished to a Taxation Authority in connection with the application for any consent or clearance made on behalf of the Company disclosed all facts and circumstances material to the decision of the Taxation Authority and any such consent or clearance given remains valid and effective and any such transaction for which such consent or clearance was previously obtained has been carried into effect (if at all) in accordance with the terms of the relevant application, consent or clearance.

17.6 * The Company has not received any notice from any Taxation Authority, including the Inland Revenue, which required or will or may require it to withhold tax from any payment made since the Accounts Date or which will or may be made after the date of this Agreement.

18.      PENALTIES AND INTEREST

         * The Company has not since the Accounts Date paid, and is not liable to pay, any fine, penalty, charge, surcharge or interest charged by virtue of any of the provisions of any Taxation Statute or otherwise paid any Taxation after its due date for payment or become liable to pay any Taxation the due date for payment of which has passed or become prospectively liable to pay any Taxation the due date for payment of which will arise in the 30 days after the date of this Agreement. The Company has not become subject to any forfeiture by virtue of any such provisions or the operation of any penal provisions contained in any Taxation Statute.

19.      TAXATION CLAIMS, LIABILITIES AND RELIEF

19.1 * The Company has sufficient records to enable it to make and complete returns for Taxation purposes and to calculate the liability to Taxation or relief arising on the disposal of any asset owned at the Accounts Date or acquired since the Accounts Date but before Completion.

19.2 * The Company has not omitted to make any Taxation claims, disclaimers, elections and surrenders and/or give any notices and consents within the requisite time periods the making, giving or doing of which was assumed to have been made for the purposes of the Balance Sheet.

20.      DISTRIBUTIONS AND PAYMENTS

20.1 * The Company has deducted and properly accounted to the appropriate Taxation Authority for all amounts which it has been obliged or entitled to deduct in respect of Taxation, has complied fully with all reporting requirements relating to all such amounts and has (where required by the applicable Taxation Statute) duly provided certificates of deduction of tax to the recipients of payments from which deductions have been made.

20.2 * The Company has not at any time declared, paid or made any dividend or other payment which is, or could be treated as, a distribution for the purposes of Part VI ICTA or section 418 ICTA except any dividend disclosed in its audited statutory accounts nor is it bound to make such a distribution.

20.3 * The Company has not made or received any exempt distribution within the meaning of section 213 ICTA, and has at no time been a relevant company in relation to an exempt distribution for the purposes of that section or concerned in an exempt distribution for the purposes of section 214 ICTA.

20.4 * The Company has not issued any share capital or other security as paid up otherwise than by the receipt of new consideration within the meaning of Part VI ICTA.

20.5 * The Company is not under any obligation to make any future payments which will not be deductible for corporation tax purposes, including any payments which will be wholly or partially disallowable as deductions or charges in computing the profits of the Company for the purposes of corporation tax, whether by virtue of the provisions of section 74, 79, 125, 338, 577, 779 to 786 (inclusive) or 787 ICTA or otherwise.

20.6 * The Company has not since the Accounts Date made any payment to, or provided any benefit for, any present or former director, employee or officer which is wholly or partially disallowable as a deduction in computing the profits of the Company for the purposes of corporation tax, and is under no obligation to make any such payment or provide any such benefit.

20.7 * No part of the amount payable on the redemption of any share capital or security at par will be a distribution as defined in ICTA.

21.      EMPLOYEE BENEFITS

21.1 * Without prejudice to the generality of paragraph 20.1, the Company has properly operated the Pay As You Earn system, by making deductions, as required by the applicable Taxation Statute, from all payments made, or treated as made, to its directors, employees or officers or former directors, employees or officers or any persons required to be treated as such, and accounting to the Inland Revenue for all Taxation so deducted and for all Taxation chargeable on the Company on benefits provided for its directors, employees or officers, or former directors, employees or officers.

21.2 * The Company has complied with all reporting requirements, and proper records have been maintained, relating to all payments and benefits made or provided, or treated as made or provided, to its directors, employees or officers or former directors, employees or officers or persons required to be treated as such.

21.3 * The Disclosure Letter contains full details of all dispensations granted to the Company by the Inland Revenue under section 166 ICTA or otherwise relating to payments and benefits made or provided, or treated as made or provided, to its directors, employees or officers or former directors, employees or officers or any persons required to be treated as such, and the reporting requirements mentioned in relation to such payments and benefits in paragraph 21.2 together with full details of any PAYE settlement agreements negotiated and agreed with the Inland Revenue under section 206A ICTA.

21.4 * The Disclosure Letter contains full details of all profit-related pay schemes providing for the payment to any employee of the Company of emoluments calculated by reference to profits, which have ever been registered under Chapter III Part V ICTA.

22.      CLOSE COMPANIES

         * The Company is not, and has never been, a close company as defined in section 414 ICTA.

23.      GROUP TRANSACTIONS

23.1     *  The Company has not in the last six years:-

         23.1.1 * acquired any asset from any company which at the time of the acquisition was a member of the same group of companies as defined in section 170 TCGA;

         23.1.2 * surrendered or claimed or agreed or arranged to surrender or claim (and prior to Completion will not surrender or claim or agree or arrange to surrender or claim) any amount by way of group relief pursuant to sections 402 to 413 (inclusive) ICTA and has not made or received and is not liable to make or entitled to receive a payment for group relief;

         23.1.3 * surrendered or claimed or agreed or arranged to surrender or claim (and prior to Completion will not surrender or claim or agree or arrange to surrender or claim) any amount of ACT pursuant to section 240 ICTA and has not made or received and is not liable to make or receive a payment for surrender of ACT;

         23.1.4 * surrendered or claimed or agreed or arranged to surrender or claim (and prior to Completion will not surrender or claim or agree or arrange to surrender or claim) any amount by way of Taxation refund and has not made or received and is not liable to make or receive a payment for or in respect of any Taxation refund;

         23.1.5 * joined in the making of any election pursuant to section 247 ICTA or paid any dividend without paying ACT or made any payment without deduction of income tax in circumstances such that ACT ought to have been paid or income tax ought to have been deducted as mentioned in section 247(6) ICTA;

         23.1.6   * been a party to any such reconstruction as is described in section 343 ICTA;

         23.1.7 * acquired an asset as trading stock from a member of the same group where the asset did not form part of the trading stock of any trade carried on by the other member, as mentioned in section 173(1) TCGA, or disposed of an asset which formed part of the trading stock of any trade carried on by the Company to another member of the same group which acquired the asset otherwise than as trading stock of a trade carried on by the other member, as mentioned in section 173(2) TCGA;

         23.1.8 * ceased to be a member of a group of companies in such circumstances that a profit or gain was deemed to accrue to the Company by virtue of section 178 or 179 TCGA and neither the execution of this Agreement nor Completion will result in any profit or gain being deemed to accrue to the Company for any Taxation purpose whether pursuant to section 179 TCGA or otherwise;

         23.1.9 * entered into any arrangement with the Inland Revenue pursuant to section 36 FA 1988

23.2 * Amcare Limited does not hold the shares in Novacare UK Limited such that any profit on the sale of those shares would be a trading receipt.

23.3 * There are no circumstances by virtue of which section 410 or 413 ICTA would prevent each Company being treated as a member of the same group of companies as each other such member for the purposes of Chapter IV
         Part X ICTA for any accounting period commencing on or before the date of this Agreement.

24.      TAX AVOIDANCE

         * The Company has not entered into or been a party to any scheme, arrangement or transaction designed partly or wholly or containing steps or stages having no commercial effect designed partly or wholly for the purpose of avoiding or deferring *

         * Taxation or reducing a liability to Taxation and in particular, but without limitation, has not entered into or been a party to any scheme, arrangement or transaction to which the provisions of any of sections 34 to 37 (inclusive), 56 and 398, 395, 399, 703 to 709 (inclusive),
         713, 714, 729 to 737 (inclusive), 770, 775, 776, 779 to 787
         (inclusive), 798 and Schedule 28AA ICTA could apply.

25.      BASE VALUES AND ACQUISITION COSTS

25.1 * If each of the capital assets of the Company owned at the Accounts Date was disposed of for a consideration equal to the book value of that asset in, or adopted for the purpose of, the Balance Sheet, or in the case of assets acquired since the Accounts Date, equal to the consideration given on acquisition, no liability to corporation tax on chargeable gains or balancing charge under the CAA would arise (and for this purpose there will be disregarded any relief or allowance available to the Company other than amounts falling to be deducted from the consideration receivable under section 38 TCGA).

25.2     * The Company does not own any wasting asset within the meaning of section 44 TCGA which does not qualify in full for capital allowances as described in section 47(1) TCGA.

26.      CAPITAL GAINS

         *  The Company has not:-

26.1 * in the last ten years made a claim under sections 152 to 158 (inclusive) or 175 or 247 TCGA which affects the amount of the chargeable gain or allowable loss which would, but for such claim, have arisen upon a disposal of any asset or acquired any asset or any interest in any asset in circumstances in which another company has made a claim under section 175 TCGA which affects for the purposes of the TCGA the amount or value of the consideration given for such asset or interest;

26.2 * been a party to, involved in, or connected with any disposal of assets within the meaning of section 29 TCGA or any scheme or arrangement such as are mentioned in section 30 TCGA;

26.3 * been a party to, involved in, or connected with any exchange of securities whether or not (by virtue of section 135 TCGA) section 127 TCGA applied to the exchange;

26.4 * carried out or been involved in or connected with any reorganisation or scheme of reconstruction or amalgamation whether or not (by virtue of section 126 or 136 TCGA) section 127 TCGA applied to such reorganisation or scheme of reconstruction or amalgamation;

26.5 * carried out or been involved in or connected with any scheme of reconstruction or amalgamation involving a transfer of business assets whether or not section 139 TCGA applied to the transfer;

26.6 * been a party to, involved in, or connected with, any depreciatory transaction to which section 176 TCGA applied (including any transaction to which that section applied by virtue of section 177
         TCGA);

26.7 * acquired or disposed of any asset or entered into any transaction or arrangement whatsoever otherwise than by way of bargain at arm's length or in respect of which there may be substituted for the actual consideration given or received by the Company a different consideration for any Taxation purpose;

26.8 * disposed of any chargeable asset for a consideration not payable wholly in cash on completion of the disposal;

26.9 * acquired any debt (other than a debt on a security (as defined in section 132 TCGA)) in respect of which it is not the original creditor;

26.10 * made an election under paragraph 4 Schedule 2 TCGA and no asset owned by the Company is subject to a deemed disposal and re-acquisition under paragraph 16, 19 or 20 Schedule 2 TCGA;

26.11 * made an election under section 35(5) TCGA nor has the Company made its first relevant disposal for the purposes of section 35(6) TCGA.

27.      CAPITAL ALLOWANCES

27.1 * All capital expenditure incurred by the Company since the Accounts Date and all capital expenditure which will be incurred by the Company under any existing contract has qualified or will be capable of qualifying for capital allowances.

27.2 * Nothing has occurred outside the ordinary course of business of the Company since the Accounts Date as a result of which the Company could be required to bring a disposal value into account or suffer a balancing charge for the purpose of capital allowances under section 4, 24, 87, 100 or 128 CAA or a withdrawal of first year allowances or a recovery of excess relief under section 46 or 47 CAA.

27.3 * The Company has not made any election under section 37 CAA nor is it taken to have made any such election under section 37(8)(c) CAA.

27.4     The Company has not obtained any capital allowances under Chapter VI
         Part II CAA.

28.      VAT: GENERAL

28.1     *  The Company:

         28.1.1 * has throughout the six years ending on Completion ("the Severance Date") been treated as for the purposes of section 43 VATA as a member of a group of companies ("the VAT Group") of which the representative member is Allied Oxycare Limited ("the Representative Member"). The Company ceased to be a member of the VAT Group on the Severance Date and has, since that date, been independently registered for the purposes of VATA and such registration is not subject to any conditions imposed by or agreed with the Commissioners of Customs and Excise;

         28.1.2 * and the Representative Member have complied in all material respects with all statutory requirements, orders, provisions, directions or conditions relating to value added tax;

         28.1.3 * and the Representative Member maintain complete, correct and up-to-date records for the purposes of all legislation relating to VAT and is not subject to any condition imposed by the Commissioners of Customs and Excise under paragraph 6
                  Schedule 11 VATA;

         28.1.4 * and the Representative Member are not in arrears with any payment or returns under legislation relating to VAT or excise duties, or liable to any abnormal or non-routine payment of VAT, or any forfeiture or penalty, or to the operation of any penal provision;

         28.1.5 * and the Representative Member have not within the two years ending on the date of this Agreement been served with any penalty liability notice under section 64 VATA or any surcharge liability notice under section 59 VATA or been issued with any written warning under section 76(2) VATA or been in default in respect of any prescribed accounting period as mentioned in section 59 or 59A VATA;

         28.1.6 * and the Representative Member have not been required by the Commissioners of Customs and Excise to give security under paragraph 4 Schedule 11 VATA;

         28.1.7 * within the six years ending on the Accounts Date, has not been registered for the purposes of VATA otherwise than as part of the VAT Group or since the Severance Date as an independently registered company and other than as a member of the VAT Group and no transaction has been effected in consequence of which the Company is or may be held liable for any VAT arising from supplies made by another company;

         28.1.8 * and the Representative Member have no interest and have not at any time within the period of ten years preceding the date of this Agreement had any interest in any assets treated as items under Part XV of the Value Added Tax Regulations 1995; and

         28.1.9 * is not, has not been within the last six years and has not agreed to become, an agent, manager or factor for the purposes of section 47 VATA of any person who is not resident in the United Kingdom or been appointed as a VAT representative of any person for the purposes of section 48 VATA.

28.2 * All supplies of goods and services made by the Company are taxable supplies for the purposes of the VATA and all input tax is deductible in accordance with the provisions of sections 25 and 26 VATA.

28.3 * The Company has never disposed of or acquired any business or assets in the circumstances mentioned in section 49 VATA or Article 5 of the Value Added Tax (Special Provisions) Order 1995.

28.4 * The Company has never been registered for the purposes of VAT by reason of its intention to make taxable supplies (within the meaning of section 4 VATA) and has not claimed input tax on the basis of anticipated taxable supplies which have not yet been made.

28.5 * There are set out in the Disclosure Letter details of all outstanding claims made by the Company under section 22 Value Added Tax Act 1983 and section 36 VATA.

28.6 * The Company has not been a party to any transaction or arrangement as a result of which a direction has been or may be given under Schedule 9A VATA.

28.7 * No agreement or arrangements have been made or are in place under which the Company is or could become liable (except as provided for in the Accounts) to make any payment to the Representative Member (or any other past or present member of the VAT Group) in respect of some or all of the Representative Member's liability to account for VAT.

29.      VAT: PROPERTY TRANSACTIONS

29.1 * The Company has not incurred any liability in respect of VAT (whether to HM Customs and Excise or to any other person) by reason of the provisions of paragraph

         2(1) Schedule 10 VATA and there are no circumstances whereby the Company could become so liable as a result of a person making an election under that paragraph.

29.2 * Neither the Company nor any relevant associate (within the meaning of paragraph 3(7) Schedule 10 VATA) has made any election under paragraph 2(1) Schedule 10 VATA in respect of any land in, over or in respect of which the Company has any interest, right or licence to occupy and the Company is not aware of any intention to make such an election.

29.3 * The Company does not own the fee simple in any building or work such as is referred to in Item 1(a) Group 1 Schedule 9 VATA the supply of which would be standard rated.

29.4 * No interest in or right over land or any licence to occupy land of the Company constitutes or is subject to a developmental tenancy, developmental lease or developmental licence such as is referred to in
         Item 1(b) Group 1 Schedule 9 VATA.

29.5 * The Company has not incurred any liability under the provisions of paragraph 6 Schedule 10 VATA or the Value Added Tax (Self Supply of Construction Services) Order 1989 and there are no circumstances in existence at the date of this Agreement whereby the Company would become so liable on the occurrence of any of the events mentioned in paragraph 5(1)(a) or 5(1)(b) Schedule 10 VATA or paragraph 3 of the Value Added Tax (Self Supply of Construction Services) Order 1989.

29.6 * The Company has not issued any certificate such as is mentioned in paragraph 13(4)(f) Schedule 3 FA 1989 and has not constructed any building or work (or reconstructed any building) in circumstances in which such a certificate could have been issued.

30.      STAMP DUTY AND STAMP DUTY RESERVE TAX

30.1 * All documents in the possession of the Company which are liable to stamp duty and which confer any right upon the Company have been duly stamped.

30.2 * The Company has never incurred or otherwise been under a liability to stamp duty reserve tax and there are no circumstances which may result in the Company being so liable.

30.3 * Within the five years ending on the date of this Agreement, the Company has not made any claim for relief or exemption under section 42 FA 1930 or section 75, 76 or 77 FA 1986.

31.      RESIDENCE AND OFFSHORE INTERESTS

31.1 * The Company is and has at all times been resident in the United Kingdom for the purposes of all Taxation Statutes and has not at any time been resident outside the United Kingdom for the purposes of any Taxation Statute or any double taxation arrangements.

31.2 * The Company is not, and has never been, a dual-resident investing company within the meaning of section 404 ICTA.

31.3 * The Company has not at any time been subject to Taxation in any jurisdiction outside the United Kingdom or had a branch outside the United Kingdom or any permanent establishment (as that expression is defined in the respective double taxation relief orders current at the date of this Agreement) outside the United Kingdom.

31.4 * The Company does not own and has not at any time owned any interest in a controlled foreign company within the meaning of sections 747 and 752 ICTA.

31.5 * The Company does not and has at no time held shares in a company which is not resident in the United Kingdom and which would be a close company if it were resident in the United Kingdom, in circumstances such that a chargeable gain accruing to that other company could be apportioned to the Company under section 13 TCGA.

32.      THE BALANCE SHEET

32.1 * The Company has no liability in respect of Taxation (whether actual or contingent) that is not fully provided for in the Accounts and, in particular, has no outstanding liability for:

         32.1.1 * Taxation in any part of the world assessable or payable by reference to profits, gains, income or distributions earned, received or paid or arising or deemed to arise on or at any time prior to the Accounts Date or in respect of any period starting before the Accounts Date; or

         32.1.2 * for purchase, value added, sales or other similar tax in any part of the world referable to transactions effected on or before the Accounts Date that is not provided for in full in the Accounts.

32.2 * The amount of the provision for deferred Taxation in respect of each Company contained in the Accounts was, at the Accounts Date, adequate and fully in accordance with accountancy practices generally accepted in the United Kingdom and commonly adopted by companies carrying on businesses similar to those carried on by each

         Company and, in particular, was in accordance with SSAP 15 (or any replacement of it instituted by the Accounting Standard Board).

32.3 * If all facts and circumstances which are now known to the Company or the Vendor had been known at the time the Accounts were drawn up, the provision for deferred Taxation that would be contained in the Accounts would be no greater than the provision which is so contained.

33.      TAX EVENTS SINCE THE ACCOUNTS DATE

         * Since the Accounts Date:

33.1 * the Company has not declared, made or paid any distribution within the meaning of ICTA 1988;

33.2     * no accounting period of the Company has ended;

33.3 * no event has occurred which will give rise to a tax liability on the Company calculated by reference to deemed (as opposed to actual) income, profits or gains or which will result in the Company becoming liable to pay or bear a tax liability directly or primarily chargeable against or attributable to another person, firm or company;

33.4 * no disposal has taken place or other event occurred which will or may have the effect of crystallising a liability to Taxation which should have been included in the provision for deferred Taxation contained in the Accounts if such disposal or other event had been planned or predicted at the Accounts Date;

33.5 * the Company has not made any payment or incurred any obligation to make a payment which will not be deductible in computing trading profits for the purposes of corporation tax, or be deductible as a management expense of an investment company;

33.6 * the Company has not been a party to any transaction for which any tax clearance provided for by statute has been or could have been obtained.

34.      INSTALMENT PAYMENTS, ETC

34.1 * The Disclosure Letter correctly identifies whether or not the Company is a "large company" within the meaning of regulation 3 of the Instalment Payments Regulations.

34.2 * The Disclosure Letter contains full details of all instalment payments required to be made by the Company under the Instalment Payments Regulations since the Accounts Date and of all repayments claimed by the Company under the Instalment Payments Regulations since the Accounts Date, all such payments or repayments have been duly made or received, and the computation of each such payment or claim for repayment took full and proper account of all relevant estimates and other information available to the Company at the time when any such payment was required to be made or (as the case may be) at the time when any such claim for repayment was submitted to the Inland Revenue.

34.3 * The Company has sufficient books, documents, records and other information to enable it promptly to comply in full with any notice served on it under regulations 10 or 11 of the Instalment Payments Regulations in respect of any accounting period commencing before Completion.

34.4 * No action has been taken by the Company before Completion such that the provisions of regulation 14 of the Instalment Payments Regulations could have effect in respect of the Company at any time.

35.      DUTIES, ETC

         * All value added tax, import duty and other taxes or charges payable to HM Customs and Excise upon the importation of goods and all excise duties payable to HM Customs and Excise in respect of any assets (including trading stock) imported, owned or used by the company have been paid in full.

36.      REPLACEMENT OF BUSINESS ASSETS

         * Full particulars of each claim under section 115 or 116 CGTA 1979 or under sections 152 or 153 TCGA 1992 made prior to the date of this Agreement to which section 117 CGTA 1979 or section 154 TCGA 1992 applies and which affects any asset which was owned by the Company on or after the Accounts Date have (except where the held over gain is treated as having accrued prior the Accounts Date) been disclosed in writing to the Purchaser.

                                   SCHEDULE 4

                                    Taxation

                  DATED                                             2000
--------------------------------------------------------------------------------


                  (1)      OMNICARE LIMITED

                  (2)      BRISTOL-MYERS SQUIBB HOLDINGS LIMITED



--------------------------------------------------------------------------------

                                DEED OF COVENANT
--------------------------------------------------------------------------------



        relating to Amcare Limited and its subsidiary Novacare UK Limited







                                    EVERSHEDS

                             1 Royal Standard Place
                               Nottingham NG1 6FZ
                                Tel: 0115 9507000
                                Fax: 0115 9507111

THIS DEED is made on          2000

BETWEEN

(1) OMNICARE LIMITED (registered number 3073148) whose registered office is at Balderton Hall, South Drive, Balderton, Newark, Nottinghamshire NG24 3HR ("the Vendor"); and

(2) BRISTOL-MYERS SQUIBB HOLDINGS LIMITED (registered number 263455) whose registered office and principal place of business is at Swakelys House, Milton Road, Ickenham, Uxbridge, UB10 8NS ("the Purchaser").

BACKGROUND

This Deed is made pursuant to the provisions of the Agreement.

OPERATIVE PROVISIONS

PART 1 - INTERPRETATION

37.      INTERPRETATION

37.1 In this Deed the expressions "Business Day", "Completion", "the Disclosure Letter", "the Shares" and "the Warranties" have the meanings given to them in clause 1 of the Agreement and the following expressions have the following meanings unless inconsistent with the context:

        "THE ACCOUNTS DATE"         30 September 2000

        "ACT"                       Advance corporation tax

        "THE AGREEMENT"             an Agreement dated 22 November 2000 and made
                                    between (1) the Vendor and (2) the Purchaser providing for the acquisition by the Purchaser of the entire issued share capital of Amcare Limited together with its subsidiary Novacare UK Limited

        "THE AUDITORS"              The auditors for the time being of the
                                    Company

        "THE BALANCE SHEET"         The audited balance sheet of the Company as
                                    at the Accounts Date

        "CAA"                       Capital Allowances Act 1990

        "CLAIM" Any notice, demand, assessment, letter or other document issued, or action taken, by or on behalf of any Taxation Authority and the submission of any Taxation form, return or computation from which, in either case, it appears to the Purchaser that the Company is or may be subject to a Liability to Taxation or other liability in respect of which the Vendor is or may be liable under CLAUSE 2

        "COMPANY"                   Amcare Limited, registered number 3191025
                                    whose registered office is at 39B Pallion
                                    Way, Pallion Trading Estate, Sunderland,
                                    Tyne & Wear, SR4 6SN and Novacare UK Limited registered number 3196506 whose registered office is at Unit 10 Horton Court,
                                    Hortonwood, Telford, Shropshire, TF1 4GY

        "DISPUTE"                   any dispute, appeal, negotiations or other
                                    proceedings in connection with a Claim

        "EVENT" any event, fact or circumstance whatsoever including but not limited to:

                                    (a)      any transaction, action or omission
                                             (whether or not the Company is
                                             party to it);

                                    (b)      any change in the residency of any
                                             person for the purposes of
                                             Taxation;

                                    (c)      the earning, receipt or accrual for
                                             any Taxation purpose of any income,
                                             profits or gains;

                                    (d)      the death of any person;

                                    (e)      the incurring for any Taxation
                                             purpose of any loss or expenditure;

                                    (f)      the declaration, payment or making
                                             of any dividend or other
                                             distribution;

                                    (g)      the sale and purchase of the Shares
                                             pursuant to this Agreement; and

                                    (h)      Completion

        "FA"                        Finance Act

        "ICTA"                      Income and Corporation Taxes Act 1988

        "IHTA"                      Inheritance Tax Act 1984

        "LIABILITY TO TAXATION"     (a)      any liability of the Company to
                                             make an actual payment of or in
                                             respect of Taxation (whether or not
                                             the Company is primarily so liable
                                             and whether or not the Company has
                                             any right of recovery against any
                                             other person); and

                                    (b)      the use or set-off by the Company
                                             (in whole or in part) of any
                                             Purchaser's Relief to reduce or
                                             eliminate any liability of the
                                             Company to make an actual payment
                                             of Taxation (whether or not the
                                             Company is primarily so liable and
                                             whether or not the Company has any
                                             right of recovery against any other
                                             person) in respect of which the
                                             Vendor would otherwise have been
                                             liable under CLAUSE 2; and

                                    (c)      the loss by the Company (in whole
                                             or in part) of any Purchaser's
                                             Relief which falls within (a) or
                                             (b) of the definition of
                                             Purchaser's Relief

        "PURCHASER'S RELIEF"        (a)      any Relief which was treated as an
                                             asset of the Company in the Balance
                                             Sheet; and

                                    (b)      any Relief which was taken into
                                             account in computing (and so
                                             reducing or eliminating) any
                                             provision for deferred tax which
                                             appears in the Balance Sheet or
                                             which would have appeared in the
                                             Balance Sheet but for the presumed
                                             availability of such Relief; and

                                    (c)      any Relief which arises as a result
                                             of any Event which has occurred or
                                             occurs after Completion; and

                                    (d)      any Relief which arises in the
                                             ordinary course of business of the
                                             Company in respect of the period
                                             between the Accounts Date and
                                             Completion

        "RELIEF"                    (a)      any relief, allowance, exemption,
                                             set-off, deduction or credit
                                             available from, against or in
                                             relation to Taxation or in the
                                             computation for any Taxation
                                             purpose of income, profits or
                                             gains; and

                                    (b)      any right to a repayment of
                                             Taxation

        "SAVING" the reduction or elimination of any liability of the Company to make an actual payment of Taxation by the use of any Relief arising as a result of a Liability to Taxation in respect of which the Vendor has made a payment under CLAUSE 2

        "TAXATION"                  (a)      any tax, duty, impost, withholding
                                             or levy, past or present, of the
                                             United Kingdom or elsewhere,
                                             whether governmental, state,
                                             provincial, local governmental or
                                             municipal, including but not
                                             limited to income tax (including
                                             income tax required to be deducted
                                             or withheld from or accounted for
                                             in respect of any payment under
                                             section 203 ICTA or otherwise),
                                             corporation tax, including any
                                             amount payable under section 419
                                             ICTA, ACT, capital gains tax,
                                             inheritance tax, VAT, any liability
                                             arising under section 601 ICTA,
                                             customs and other import or export
                                             duties, stamp duty, stamp duty
                                             reserve tax, national insurance and
                                             social security contributions (but
                                             excluding rates and water rates);
                                             and

                                    (b)      any fine, penalty, surcharge, or
                                             interest relating to any tax, duty,
                                             impost, withholding or levy
                                             mentioned in (a) of this definition
                                             or to any account, record, form,
                                             return or computation required to
                                             be kept, preserved, maintained or
                                             submitted to any person for the
                                             purposes of any such tax, duty,
                                             impost, withholding or levy

        "TAXATION ASSESSMENT"       any assessment, demand, determination or
                                    other similar formal notice of a Liability to Taxation issued by or on behalf of any Taxation Authority by virtue of which the Company or any other person either is liable to make a payment of Taxation or will, with the passing of time become so liable (in the absence of any successful application to postpone any such payment) and shall also mean any self-assessment made by the Company or any other person in respect of any amount of Taxation which any of them either considers that it is liable to pay or considers that it will, with the passing of time, become liable to pay

        "TAXATION AUTHORITY"        any authority, whether of the United Kingdom
                                    or elsewhere, competent to impose, assess or collect Taxation, including but not limited to the Board of Inland Revenue and the Commissioners of Customs and Excise

        "TAXATION STATUTE"          any statute (and all regulations and other
                                    documents having the force of law under such statute) published, enacted, issued or coming into force on or before the date of this Agreement relating to Taxation

        "TCGA"                      Taxation of Chargeable Gains Act 1992

        "TMA"                       Taxes Management Act 1970

        "VAT"

                                    value added tax imposed by the VATA and any subordinate legislation made pursuant thereto and in any other jurisdiction the equivalent tax

        "VATA"                      Value Added Tax Act 1994

1.2 references to Events include Events which are deemed to have occurred for any Taxation purpose and references to income, profits or gains earned, received or accrued for any Taxation purpose include income, profits or gains which are deemed to have been earned, received or accrued for any Taxation purpose;

1.3 references to the loss of a Relief include the disallowance of a Relief and the failure to obtain a Relief;

1.4 references to any statute or statutory provisions will, unless the context otherwise requires, be construed as including references to any earlier statute or the corresponding provisions of any earlier statute, whether repealed or not, directly or indirectly amended, consolidated, extended or replaced by such statute or provisions, and to any subsequent statute or the corresponding provisions of any subsequent statute directly or indirectly amending, consolidating, extending, replacing or re-enacting the same, and will include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provisions;

1.5 References to clauses are to clauses of this Deed except where inconsistent with the context.

2.       COVENANT

         Subject to the provisions of this Deed, the Vendor covenants with the Purchaser to pay to the Purchaser an amount equal to the amount of:

2.1 any Liability to Taxation which has arisen or arises as a consequence of any Event which occurred on or before Completion, whether or not such Liability to Taxation has been discharged on or before Completion; and

2.2 any Liability to Taxation arising as a consequence of any of the following occurring or being deemed to occur at any time after
         Completion:

         2.2.1 the disposal by any Relevant Company of any asset or of any interest in or right over any asset; or

         2.2.2 the making by any Relevant Company of any such payment or deemed payment as constitutes a chargeable payment for the purposes of section 214 ICTA or the making of any such payment or deemed payment by any person, not being the Purchaser and nor being a company, that is acting in pursuant of a scheme or arrangements made with any Relevant Company; or

         2.2.3 any Relevant Company ceasing to be resident in the United Kingdom for the purposes of any Taxation; or

         2.2.4 any Relevant Company failing to pay the whole of the Taxation charged by any Taxation Assessment made in respect of that Relevant Company within six months of the date of that Tax Assessment, and, for the purposes of this CLAUSE 2.2, the term "Relevant Company" shall mean any company other than any of the following persons, that is to say the Company, the Purchaser and any company that may be treated for the purposes of any Taxation as being a member of the same group of companies as the Purchaser or as being associated with the Purchaser; and

2.3 any Liability to Taxation which arises as a consequence of any Event which occurs after Completion pursuant to a legally binding obligation (whether or not conditional) entered into by the Company on or before Completion otherwise than in the ordinary course of business of the Company; and

2.4 any Liability to Taxation which has arisen or arises as a consequence of

         2.4.1 the settlement pursuant to the Settlement Agreement ("the Settlement") (including for the avoidance of doubt the treatment of the Settlement in the Balance Sheet); or

         2.4.2 any costs or expenses incurred in relation to the Settlement not being deductible for corporation tax purposes; and

2.5 any reasonable costs, fees or expenses properly incurred by the Company or the Purchaser in connection with:

         2.5.1 any Liability to Taxation in respect of which the Vendor is liable under any of CLAUSES 2.1 TO 2.4; or

         2.5.2 any Claim or any Dispute notice of which is given to the Vendor under CLAUSE 7.1 and which the Vendor agrees in writing that the Purchaser should dispute.

3.       QUANTIFICATION

         For the purposes of CLAUSE 2 the amount of a Liability to Taxation will be determined as follows:

3.1 the amount of a Liability to Taxation falling within (a) of the definition of that expression in CLAUSE 1.1 will be the amount of the actual payment of Taxation or amount in respect of Taxation which the Company is liable to make;

3.2 the amount of a Liability to Taxation falling within (b) of the definition of that expression in CLAUSE 1.1 will be the amount of Taxation saved by the Company as a result of the use of the Purchaser's Relief; and

3.3 the amount of a Liability to Taxation falling within (c) of the definition of that expression in CLAUSE 1.1 will be:

         3.3.1 the amount of Taxation which would have been saved by the Company but for the loss of the Purchaser's Relief on the basis of the rates of Taxation current at the date of the loss, assuming for this purpose that the Company then had sufficient profits or was otherwise in a position actually to use the Purchaser's Relief; or

         3.3.2 if the Purchaser's Relief lost was a right to a repayment of Taxation, the amount of the repayment of Taxation so lost.

4.       EXCLUSIONS

4.1 The Vendor will not be liable under CLAUSE 2 in respect of a Liability to Taxation or other liability under CLAUSE 2.5 to the extent to which:

         4.1.1 such Liability to Taxation or other liability was discharged on or before the Accounts Date and the discharge of such Liability to Taxation or other liability was taken into account in the Balance Sheet; or

         4.1.2 provision or reserve was made in the Balance Sheet for such Liability to Taxation or other liability; or

         4.1.3 such Liability to Taxation or other liability would not have arisen but for any Event which occurred in the ordinary course of business of the Company after the Accounts Date and on or before Completion; or

         4.1.4 payment has already been made in respect of such Liability to Taxation or other liability under this Deed or otherwise under the Agreement; or

         4.1.5 such Liability to Taxation or other liability would not have arisen but for a change in legislation (including but not limited to an increase in rates of Taxation) or in the published practice of any Taxation Authority in either case first enacted or announced after Completion and having retrospective effect; or

         4.1.6 such Liability to Taxation or other liability would not have arisen but for a voluntary act, transaction or omission of the Company after Completion:

                  4.1.6.1 otherwise than pursuant to a legally binding obligation entered into by the Company on or before Completion; and

                  4.1.6.2 otherwise than in the ordinary course of business of the Company; and

                  4.1.6.3 otherwise than one carried out or effected with the express written consent of the Vendor; or

         4.1.7 such Liability to Taxation or other liability would not have arisen but for a disclaimer by the Company after Completion of capital allowances or any other Relief available to and claimed by the Company before Completion in respect of any period ended on or before the Accounts Date; or

         4.1.8 such Liability to Taxation or other liability would not have arisen but for a failure or omission by the Company or the Purchaser to make any claim, election, surrender or disclaimer or give any notice or consent or do any other thing after Completion the making, giving or doing of which was taken into account in computing the provision of Taxation or deferred tax in the Balance Sheet provided that the requirement to make such claim, election, surrender or disclaimer or to give such notice or consent or do any other thing was disclosed in the Disclosure Letter or otherwise notified in writing to the Purchaser at least thirty days before the deadline for the making, giving or doing of such thing; or

         4.1.9 any Relief other than a Purchaser's Relief is available to reduce such Liability to Taxation or other liability provided that, for the purposes of this paragraph 4.1.9, a Relief other than a Purchaser's Relief will only be "available" if and to the extent that a Taxation Authority has confirmed in writing that the Relief exists and is available to be utilised; or

         4.1.10 such Liability to Taxation or other liability would not have arisen but for any change after Completion in the bases upon which the accounts or tax returns and computations of the Company are prepared and/or in the policies or practices adopted in the preparation of such accounts or tax returns and computations save to comply with generally accepted accounting principles or law as current at Completion; or

         4.1.11 such Liability to Taxation or other liability would not have arisen but for the failure of the Purchaser to comply with its obligations under clause 7; or

         4.1.12 such Liability to Taxation or other liability arises from any income, profits or gains received by the Company which are not reflected in the Balance Sheet and such income, profits or gains exceed such Liability to Taxation or other liability; or

         4.1.13 such Liability to Taxation or other liability would not have arisen but for the cessation or transfer of any trade of the Company after Completion.

4.2 For the purposes of CLAUSE 4.1.3 and without prejudice to the generality of that clause none of the following will be regarded as an Event occurring in the ordinary course of business of the Company:

         4.2.1 any distribution or deemed distribution for the purposes of any Taxation;

         4.2.2 the disposal or acquisition of any asset (including trading stock) or the supply or obtaining of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any tangible or intangible property) in circumstances where the consideration (if any) actually received or given for such disposal, acquisition, supply or obtaining is different from the consideration deemed to have been received or given for any Taxation purpose;

         4.2.3 any Event which gives rise to a Liability to Taxation in respect of deemed (as opposed to actual) income, profits or gains;

         4.2.4    any Event which gives rise to a Liability to Taxation under section 126 and Schedule 23 FA 1995;

         4.2.5    any Event which gives rise to a Liability to Taxation under
                  Part XVII ICTA;

         4.2.6 any scheme, arrangement or transaction designed partly or wholly or containing steps or stages designed partly or wholly for the purpose of avoiding or reducing or deferring a Liability to Taxation which contains steps or stages having no commercial effects;

         4.2.7 the creation, cancellation or reorganisation of any share or loan capital of the Company;

         4.2.8 the failure by the Company to deduct or account for any Taxation;

         4.2.9 the Company ceasing or being deemed to cease to be a member of a group of companies or associated with any other company for Taxation purposes;

         4.2.10 any Event which results in the Company becoming liable to pay or bear a Liability to Taxation chargeable directly or primarily against or attributable directly or primarily to another person (not being the Company);

         4.2.11 any Event which gives rise to any fine, penalty, surcharge, interest or other imposition relating to any Taxation.

5.       DEDUCTIONS FROM PAYMENTS

5.1 Except as required by law all payments by the Vendor under this Deed will be made free and clear of all deductions and withholdings (whether in respect of Taxation or otherwise).

5.2 If any deduction or withholding is required by law to be made from any payment by the Vendor to the Purchaser in the UK under this Deed or if (ignoring any available Relief) the Purchaser is subject to Taxation in the UK in respect of any payment by the Vendor under this Deed, the Vendor covenants with the Purchaser to pay to the Purchaser such additional amount as is necessary to ensure that the net amount received and retained by the Purchaser (after taking account of such deduction or withholding or Taxation) is equal to the amount which it would have received and retained had the payment in question not been subject to the deduction or withholding of Taxation.

5.3 If, at any time after increased payment is made by the Vendor by virtue of the application of CLAUSE 5.2, the Purchaser receives or is granted a credit against or remission from any Taxation payable by it which it would not otherwise have received or been granted, the Purchaser shall as soon as reasonably practicable reimburse the Vendor with such amount as shall leave the Purchaser (after such reimbursement) in no worse a position than it would have been in had the circumstances giving rise to the increased payment not in fact arisen.

6.       DUE DATE FOR PAYMENT

6.1 The due date for the making of a payment by the Vendor under this Deed will be:

         6.1.1 the date falling five Business Days after the Purchaser has served notice on the Vendor demanding such payment; or

         6.1.2 in any case involving a liability of the Company or the Purchaser to make an actual payment (whether or not a payment of Taxation), the later of the date mentioned in CLAUSE 6.1.1 and the date falling five clear Business Days before the last date upon which the payment is required to be made to the person entitled to the payment in order to avoid incurring a liability to fines, interest or penalties in respect of late payment.

6.2 If any payment required to be made by the Vendor under this Deed is not made by the due date, ascertained in accordance with CLAUSE 6.1, such payment will bear interest from the due date for payment at the annual rate of one per cent above the base lending rate from time to time of Barclays Bank plc, accruing on a daily basis until payment is made, whether before or after any judgement.

7.       CLAIMS PROCEDURE

7.1 The Purchaser will as soon as reasonably practicable give notice of any Claim to the Vendor, provided that the giving of such notice will not be a condition precedent to the liability of the Vendor under CLAUSE 2.

7.2 Provided that the Vendor indemnifies the Company and the Purchaser to the reasonable satisfaction of the Purchaser against all losses, costs, damages and expenses (including interest on overdue Taxation) which may be incurred thereby, the Purchaser will procure that the Company, at the Vendor's cost and expense, takes such action and gives such information and assistance in connection with its Taxation affairs as the Vendor may reasonably and promptly request to dispute, appeal against, settle or compromise any Claim, including, but not limited to:

         7.2.1 applying to postpone (so far as legally possible) the payment of any Taxation; and

         7.2.2 allowing the Vendor to undertake, at the Vendor's own cost and expense, the diligent and prudent conduct of the Dispute.

7.3 The Vendor will not without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed) undertake:-

         7.3.1 the transmission of any communication (whether written or otherwise) to any Taxation Authority;

         7.3.2 the appointment of solicitors or other professional advisers in relation to the Dispute;

         7.3.3    the settlement or compromise of the relevant Claim; and

         7.3.4 the agreement of any matter which is likely to increase the amount of the relevant Claim or any future Liability to Taxation.

7.4 The Vendor will promptly and fully inform the Purchaser of all matters relating to any Dispute conducted by or at the request of the Vendor and will provide the Purchaser at the Vendor's cost and expense with copies of all correspondence and other documents relating thereto.

7.5      Without prejudice to the liability of the Vendor under this Deed:

         7.5.1 the Purchaser will not be obliged to procure that the Company appeals against any assessment to or demand for Taxation unless within fifteen Business Days of the Purchaser giving notice thereof to the Vendor in accordance with CLAUSE 7.1, the Vendor has given notice to the Purchaser to do so or if any period prescribed by any legislation relating to Taxation for the making of an appeal against the Taxation Assessment in question has expired or if the Vendor is unable to pay its debts as they fall due; and

         7.5.2 the Purchaser will not be obliged to prevent the Company from making a payment of Taxation at the time necessary to avoid incurring any fine, penalty, surcharge, interest or other imposition in respect of any unpaid Taxation; and

         7.5.3 the Purchaser will not be obliged to procure that the Company takes any action under CLAUSE 7.2 which involves contesting any assessment to Taxation before any court or other appellate body (excluding the authority or body in question) unless the Vendor furnishes the Company with a written opinion of tax counsel of at least ten years' call to the effect that it is reasonable to pursue an appeal against the assessment in question.

8.       TIME LIMIT

8.1 The Vendor will not be liable under CLAUSE 2 in respect of a Liability to Taxation or other liability under CLAUSE 2.5 unless within seven years after Completion the Purchaser has given notice to the Vendor of any Claim whatsoever relating to such Liability to Taxation.

8.2 The time limit in CLAUSE 8.1 will not apply in any case involving dishonest, fraudulent or negligent conduct on the part of the Vendor.

9.       SAVINGS

9.1 If (at the Vendor's request and expense) the Auditors determine that the Company has obtained a Saving, the Purchaser will as soon as reasonably practicable thereafter repay to the Vendor the lesser of:

         9.1.1    the amount of the Saving (as determined by the Auditors); and

         9.1.2 the amount paid by the Vendor under CLAUSE 2 in respect of the Liability to Taxation which gave rise to the Saving less any part of that amount previously repaid to the Vendor under any provision of this Agreement or otherwise.

9.2 The Company will not obtain a Saving until the last date upon which it would have been obliged to make the actual payment of corporation tax which has been reduced or eliminated in order to avoid incurring interest thereon.

9.3 In determining whether the Company has obtained a Saving, the Auditors will act as experts and not as arbitrators and their determination will (in the absence of manifest error) be conclusive and binding on the parties.

10.      RECOVERY FROM OTHER PERSONS

10.1 If the Company or the Purchaser recovers from any other person (including any Taxation Authority) any amount which is referable to a Liability to Taxation of the Company in respect of which the Vendor has made a payment under CLAUSE 2, the Purchaser will repay to the Vendor the lesser of:

         10.1.1 the amount so recovered (less any losses, costs, damages, expenses and Taxation chargeable on the Company in respect of interest or repayment supplement incurred by the Company, or the Purchaser as a result of the recovery of that amount); and

         10.1.2 the amount paid by the Vendor under CLAUSE 2 in respect of the Liability to Taxation or other liability in question less any part of such amount previously repaid to the Vendor under any provision of this Agreement or otherwise together with any interest or repayment supplement received by the Company in respect of the amount recovered.

10.2 If the Purchaser becomes aware that the Company is entitled to recover any amount mentioned in CLAUSE 10.1, the Purchaser will as soon as reasonably practicable give notice of that fact to the Vendor and provided that the Vendor indemnifies the Company and the Purchaser to the reasonable satisfaction of the Purchaser against all losses, costs, damages and expenses which may be incurred thereby, the Purchaser will procure that the Company, at the Vendor's cost and expense, takes such action as the Vendor may reasonably and promptly request to effect such recovery.

11.      OVER-PROVISIONS

11.1 If (at the request and expense of the Vendor) the Auditors certify that any provision in the Balance Sheet for any liability for Taxation (excluding any provision for deferred tax) has proved to be an over-provision, the Purchaser shall as soon as reasonably practicable thereafter repay to the Vendor the lesser of:-

         11.1.1   The amount over-provided (as certified by the Auditors); and

         11.1.2 The aggregate amount (if any) paid by the Vendor under CLAUSE 2 prior to the certification of the over-provision less any part of that amount previously repaid to the Vendor under any provision of this Agreement or otherwise.

11.2 If upon certification of an over-provision by the Auditors pursuant to CLAUSE 11.1 the amount mentioned in CLAUSE 11.1.1 exceeds the amount mentioned in CLAUSE 11.1.2 the amount of the excess shall be set against (and so shall reduce or eliminate) any liability of the Covenantors under CLAUSE 2 which arises after such certification, as and when such liability arises.

11.3 Upon the Company or the Purchaser becoming aware that there has or may have been an over-provision within the meaning of CLAUSE 11.1, the Purchaser shall as soon as reasonably practicable give notice of that fact to the Vendor.

11.4 In certifying any over-provision pursuant to CLAUSE 11.1, the Auditors shall act as experts and not as arbitrators and their certificate shall (in the absence of manifest error) be conclusive and binding on all concerned.

12.      PURCHASER'S OBLIGATIONS

12.1 The Purchaser covenants with the Vendor to pay to the Vendor an amount equal to any Tax which is assessed on the Vendor, or any company (other than the Company) of which the Vendor has control, as defined for the purposes of any relevant legislation under sections 767A or 767AA Taxes Act, by reason of Taxation assessed on the Company for an accounting period beginning before Completion being unpaid other than any Taxation the liability for which falls upon the Vendor pursuant to CLAUSE 2.

12.2 The covenant contained in CLAUSE 12.1 will apply to any reasonable costs and expenses properly incurred by the Vendor in connection with any Taxation assessed on the Vendor in relation to which the Purchaser is liable under CLAUSE 12.1.

12.3 The due date for payment of any amount payable pursuant to CLAUSE 12.1 will be five Business Days before the party assessed under sections 767A or 767AA Taxes Act is obliged to pay the Taxation in question and any payment not made on or before the due date for payment pursuant to this clause will carry interest at the rate of one per cent. above the base lending rate of Barclays Bank plc from the due date to the date of payment.

13.      TAX RETURNS

13.1 The Vendor or its duly authorised agents will, at the Company's cost and expense, prepare all the Taxation returns and computations of the Company for all accounting periods ended on or before Completion, to the extent that they have not been prepared before Completion, and submit them to the Purchaser.

13.2 The Purchaser will procure that the Company causes the returns and computations mentioned in CLAUSE 13.1 to be authorised, signed and submitted to the appropriate Taxation Authority without amendment or with such amendments as the Vendor shall agree provided that the Purchaser shall not be obliged to procure that the Company take any action under this clause in relation to any such returns and computations which are not true and accurate in all material respects.

13.3 The Vendor or its duly authorised agents will, at the Company's cost and expense, prepare all documentation and deal with all matters (including correspondence) relating to the returns and computations of the Company for all accounting periods ended on or before Completion.

13.4 The Purchaser will procure that the Company affords such access to its books, accounts and records as is necessary and reasonable to enable the Vendor or its duly authorised agents to prepare the returns and computations of the Company for all accounting periods ended on or before Completion and conduct matters relating to them in accordance with this CLAUSE 13.

13.5 The Vendor will take all reasonable steps to ensure that the returns and computations of the Company for all accounting periods ended on or before Completion are prepared and agreed with the appropriate Taxation Authority as soon as possible.

13.6 Nothing done by the Company or the Vendor or its agents pursuant to this CLAUSE 13 shall in respect restrict or reduce any rights the Purchaser may have to make a claim against the Vendor under this Deed.

14.      NOTICES

14.1 Any demand, notice or other communication given or made under or in connection with this Deed will be in writing by prepaid first class post, by hand or by facsimile.

14.2 Any such demand, notice or other communication will, if otherwise given or made in accordance with this CLAUSE 14, be deemed to have been duly given or made as follows:

         14.2.1 if sent by pre-paid first class post, on the second Business Day after the date of posting;

         14.2.2 if delivered by hand, upon delivery at the address provided for in this CLAUSE 14; or

         14.2.3 if sent by facsimile, on the day of transmission provided that a confirmatory copy is, on the same Business Day that the facsimile is transmitted, sent by pre- paid first class post in the manner provided for in this CLAUSE 14, provided however that, if it is delivered by hand or sent by facsimile on a day which is not a Business Day or after 4 p.m. on a Business Day, it will instead be deemed to have been given or made on the next Business Day.

14.3 Any such demand, notice or other communication will, in the case of service by post or delivery by hand, be addressed (subject as provided in this CLAUSE 14) to the recipient at the recipient's address stated in the Agreement or at such other address as may from time to time be notified in writing by the recipient to the sender as being the recipient's address for service, provided that in the case of a company it may instead (at the option of the sender) be addressed to its registered office for the time being.

14.4 Any such demand, notice or other communication will, in the case of service by facsimile, be sent to the recipient using a facsimile number then used by the recipient at an address which (in accordance with such provisions) could have been used for service by post.

14.5 The provisions of this CLAUSE 14 will not apply, in the case of service of court documents, to the extent that such provisions are inconsistent with Part 6 of the Civil Procedure Rules.

15.      GENERAL

15.1 All payments by the Vendor under this Deed will be treated so far as legally possible as repayments by the Vendor of the consideration paid for the Shares pursuant to this Agreement, provided that this CLAUSE
         15.1 will not operate in any way to limit the liability of the Vendor under this Deed.

15.2 This Deed will be binding on and will enure for the benefit of each party's successors and assigns (as the case may be).

15.3 If any term of this Deed is held to be illegal, invalid or unenforceable, in whole or in part, under any rule of law or enactment, such term will to that extent be deemed not to form part of this Deed, but the enforceability of the remainder of this Deed will not be affected.

15.4 Failure or delay by any party in exercising any right or remedy under this Deed will not in any circumstances operate as a waiver of it, nor will any single or partial exercise of any right or remedy in any circumstances preclude any other or further exercise of it or the exercise of any other right or remedy.

15.5 Any waiver of any breach of, or any default under, any of the terms of this Deed will not be deemed a waiver of any subsequent breach or default and will in no way affect the other terms of this Deed.

15.6 The parties may release or compromise the liability of, or grant time or any other indulgence to, any person who is a party to this Deed without in any way prejudicing or affecting the liability (whether joint and several or otherwise) of any other person who is a party to this Deed.

15.7 The headings to the clauses of this Deed will not affect its construction.

15.8 The rights and remedies expressly provided for by this Deed will not exclude any rights or remedies provided by law.

15.9 This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, each of which so executed and delivered will be an original, but all the counterparts will together constitute one and the same deed.

15.10 The formation, existence, construction, performance, validity and all aspects of this Deed or of any term of this Deed shall be governed by English law. The English Courts shall have jurisdiction to settle any disputes which may arise out of or in connection with this Deed.

15.11 The parties to this Deed do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a party to it.

THIS DOCUMENT is executed as a deed and delivered on the date stated at the beginning of this Deed.

Executed as a Deed              )
by OMNICARE LIMITED             )
acting by CHARLES KERNAHAN and           /s/
CHARLES MURPHY                  )

                                                    Director

                                                    Director/Secretary

Executed as a Deed by BRYAN   )
MORTON as attorney for,       )                     /s/
and on behalf of,             )
BRISTOL-MYERS SQUIBB          )
HOLDINGS LIMITED              )
In the presence of:           )






Witness's Signature: /s/
                    .....................

Name (print):............................

Occupation:..............................

Address:.................................

 .........................................

 .........................................

 .........................................

                                   SCHEDULE 5

                             LIMITATION OF LIABILITY

1. In this Schedule "claim" means any claim which would (but for the provisions of this Schedule) be capable of being made against the Vendor in respect of any liability for breach of the Warranties and covenants given under clause 4 and Schedule 3 and (where specifically referred to) the Tax Covenant.

2. Notwithstanding the provisions of this Agreement (but subject to paragraph 3):

2.1 the aggregate liability of the Vendor in respect of all claims (including all claims under the Tax Covenant) shall be limited to the consideration received by the Vendor pursuant to this Agreement;

2.2 the Vendor will be under no liability in respect of any claim (including claims under the Tax Covenant) except for those relating to clause 2.4 of the Tax Covenant where the amount for which the Vendor would be liable under such claim is less than (pound)10,000;

2.3 the Vendor will be under no liability in respect of any claim (of or greater than the amount specified in paragraph 2.2) (including claims under the Tax Covenant except for those relating to clause 2.4 of the Tax Covenant) unless the amount of its liability in respect of such claim is (when aggregated with their liability in respect of any other such claim or claims made by the Purchaser) in excess of (pound)300,000;

2.4 the Vendor will be under no liability in respect of any claim unless written particulars of any bona fide claim (whether actual or contingent) (giving full details of the specific matter in respect of which such claim is made) shall have been given by the Purchaser in good faith to the Vendor within 12 months from the Completion Date or (in the case only of any claim relating to taxation) seven years from the Completion and unless either in the case of a liability which is actual legal proceedings in respect of such claim are commenced and served upon the Vendor within six months after such written particulars have been given to the Vendor or in the case of a claim for a liability which is contingent only, legal proceedings in respect of such claim are commenced and served upon the Vendor within six months of the claim ceasing to be contingent and becoming actual;

2.5      the Vendor will have no liability in respect of any claim:

         2.5.1 to the extent that it arises or is increased as a result of an increase in rates of taxation after Completion, or the passing of any legislation (or making of any subordinate legislation) with retrospective effect, or any provision or reserve in the Accounts being insufficient by reason of any increase in rates of taxation after Completion;

         2.5.2 to the extent that it relates to any loss for which the Purchaser or any Group Member is indemnified by insurance or for which it would have been so indemnified if at the relevant time there had been maintained valid and adequate insurance cover of a type in force in relation to any Group Member at the date of this Agreement;

         2.5.3    to the extent that it relates to

         2.5.3.1 any matter specifically provided for, or specifically included as a liability or specifically disclosed, in the Accounts;

         2.5.3.2 any liability for taxation which would not have arisen but for any event, fact or circumstance whatsoever in the ordinary course of business of any Group Member after the Accounts Date, and on or before Completion and for the purposes of this paragraph 2.5.3.2 none of the circumstances set out in paragraph 4.2 of Schedule 4 will be regarded as an event, fact or circumstance in the ordinary course of business of a Group Member.

         2.5.4 to the extent that it arises as a result of any change in the accounting policy or practice or in the accounting reference date of any Group Member after Completion (other than a change required to comply with generally accepted accounting principles in the United Kingdom or to comply with law);

2.6 where the Purchaser or any Group Member is entitled to recover from some other person any sum in respect of any matter or event which could give rise to a claim, the Purchaser will (or will procure that the relevant Group Member will) take all appropriate steps which in the reasonable opinion of the Purchaser are necessary to recover that sum where practicable before making such claim, and any sum recovered (less all reasonable costs and expenses incurred and any tax chargeable on the receipt of the sum recovered) will reduce the amount of such claim (and, in the event of the recovery being delayed until after such claim has been satisfied by the Vendor, the sum recovered will be paid to the Vendor, after deduction of all reasonable costs, charges, tax chargeable on the recipient of the sum recovered in respect of the receipt of that sum and expenses of the recovery);

2.7 payment of any claim shall to the extent of such payment satisfy and preclude any other claim which is capable of being made in respect of the same subject matter;

2.8 in assessing any damages or compensation payable by the Vendor the value of the Group as at Completion shall not be taken as exceeding the Consideration.

3. The provisions of paragraphs 2.1-2.8 (inclusive) will not apply in respect of any claim to the extent that the claim arises as a consequence of fraud or wilful misrepresentation by the Vendor.

4. Upon the Purchaser becoming aware that matters have arisen which will or are likely to give rise to a claim, the Purchaser will:

4.1 as soon as reasonably practicable notify the Vendor in writing of the potential claim and of the matters which will or are likely to give rise to such claim;

4.2 not make any admission of liability, agreement or compromise with any person, body or authority in relation to the potential claim without prior consultation with the Vendor;

4.3 subject to the Vendor indemnifying the Purchaser and/or the relevant Group Member to their reasonable satisfaction against any liability, costs, damages or expenses due to third parties take such action and give such information and access to personnel, premises, chattels, documents and records to the Vendor and their professional advisers as the Vendor may reasonably request and the Vendor shall be entitled to require the Purchaser to take such action and give such information and assistance in order to avoid, dispute, resist, mitigate, settle, compromise, defend or appeal any claim in respect thereof or adjudication with respect thereto.

5. Nothing herein shall in any way diminish the Purchaser's or the relevant Group Member's common law duty to mitigate its loss.

6. If any potential claim shall arise by reason of a liability of any Group Member which is contingent only, then the Vendor shall not be under any obligation to make any payment in respect of such claim until such time as the contingent liability ceases to be contingent and becomes actual.

7. The Purchaser confirms to the Vendor that it is not aware at the date of this Agreement, after discussion with its accountants and solicitors, of any matter or thing which in its reasonable opinion will or may give rise to any claim.

8. The provisions of this Schedule apply notwithstanding any other provision of this Agreement or its Schedules to the contrary and will not cease to have effect in consequence of any rescission or termination by the Purchaser of any other provisions of this Agreement

9. Any payment made by the Vendor in respect of any claim under the Warranties or under the Tax Covenant or other claim will be treated, so far as possible, as repayments by the Vendor of the consideration paid for the Shares pursuant to this Agreement.

                                   SCHEDULE 6

                        LIST OF SPONSORSHIP ARRANGEMENTS

AMCARE LIMITED

1.       Chase Farm Hospital NHS Trust

2.       Worcester Royal Infirmary NHS Trust

3.       Royal Devon and Exeter Health Care NHS Health Trust

4.       Royal Devon and Exeter Health Care NHS Health Trust (2)

5.       Royal Wolverhampton Hospitals NHS Trust

6.       South Tees Hospitals NHS Trust (extended until 31 August 2001)

7.       South Tees Community and Mental Health NHS Trust

8.       Scarborough and North East Yorkshire Healthcare NHS Trust

9.       Scarborough and North East Yorkshire Healthcare NHS Trust (2)

10.      Hartlepool and East Durham NHS Trust

11.      North East Wales NHS Trust

12.      University Hospital, Birmingham

                                   SCHEDULE 6

                                  THE LISTINGS

-------------------- ---------------------- ------------------------- ------------------------- ----------------------------
  PARTY IN WHOSE       HEALTH AUTHORITY      PREMISES IN RESPECT OF      GOODS AND SERVICES         GOODS AND SERVICES
FAVOUR THE LISTING                            WHICH THE LISTING IS        AUTHORISED TO BE        REQUIRED TO BE PROVIDED
      IS MADE                                         MADE              PROVIDED UNDER THIS         UNDER THIS LISTING*
                                                                              LISTING
-------------------- ---------------------- ------------------------- ------------------------- ----------------------------
AMCARE LIMITED       SUNDERLAND             Amcare House              Stoma and Other           Stoma and Other Appliances
                                            10 Stockton Road          Appliances
                                            Sunderland
                                            SR1 3NW
-------------------- ---------------------- ------------------------- ------------------------- ----------------------------
AMCARE LIMITED       SUNDERLAND             Unit 39B                  Stoma and Other           Stoma and Other Appliances
                                            Pallion Way               Appliances
                                            Pallion Trading Estate
                                            Sunderland
                                            SR4 6SN
-------------------- ---------------------- ------------------------- ------------------------- ----------------------------
AMCARE LIMITED       MANCHESTER             First Floor               Stoma Appliances,         Stoma Appliances, Elastic
                                            26 Black Friars Street    Elastic Hosiery,          Hosiery, Trusses, Other
                                            Manchester                Trusses, Other            Appliances- specified as
                                            M3 3BQ                    Appliances- specified     Incontinence Appliances as
                                                                      as Incontinence           listed under part IXB of
                                                                      Appliances as listed      the Drug Tariff
                                                                      under part IXB of the
                                                                      Drug Tariff
-------------------- ---------------------- ------------------------- ------------------------- ----------------------------
AMCARE LIMITED       NORTH NOTTINGHAMSHIRE  Balderton Hall            Stoma Appliances, Other   Stoma Appliances, Other
                                            South Drive               Appliances- specified     Appliances- specified as
                                            Balderton                 as Incontinence           Incontinence
                                            Newark
                                            Notts
                                            NG24 3JR
-------------------- ---------------------- ------------------------- ------------------------- ----------------------------
AMCARE LIMITED       NOTTINGHAM             Unit 22                   Stoma Appliances, Other   Stoma Appliances, Other
                                            SGCS Business Park        Appliances- specified     Appliances- specified as
                                            Technology Drive          as Incontinence and       Incontinence and Dressings
                                            Beeston                   Dressings as in Part      as in Part IXA of the Drug
                                            Nottingham                IXA of the Drug Tariff    Tariff
                                            NG9 2ND
-------------------- ---------------------- ------------------------- ------------------------- ----------------------------
AMCARE LIMITED       NOTTINGHAM             Surgery                   Stoma Appliances, Other   Stoma Appliances, Other
                                            Collington Way            Appliances- specified     Appliances- specified as
                                            West Bridgford            as Incontinence           Incontinence
                                            Nottingham NG2 7LR
-------------------- ---------------------- ------------------------- ------------------------- ----------------------------
AMCARE LIMITED       LINCOLNSHIRE           24 Tinsley Close          Appliances listed in      Appliances listed in the
                                            Claypole                  the Drug Tariff           Drug Tariff sections IX
                                            Newark                    sections IX A,B and C:    A,B and C: including
-------------------- ---------------------- ------------------------- ------------------------- ----------------------------


                                       76

-------------------- ---------------------- ------------------------- ------------------------- ----------------------------
                                            Notts                     including incontinence,   incontinence, stoma and
                                            NG23 5BS                  stoma and other           other appliances.
                                                                      appliances.
-------------------- ---------------------- ------------------------- ------------------------- ----------------------------
AMCARE LIMITED       DYFED POWYS            The Old Bakery            Stoma Appliances,         Stoma Appliances, Elastic
                                            Mount Road                Elastic Hosiery,          Hosiery, Trusses, Other
                                            Llanfair Careinion        Trusses, Other            Appliances- specified as
                                            Powys                     Appliances- specified     Incontinence Appliances as
                                            SY21 0AT                  as Incontinence           listed under part IXB of
                                                                      Appliances as listed      the Drug Tariff
                                                                      under part IXB of the
                                                                      Drug Tariff
-------------------- ---------------------- ------------------------- ------------------------- ----------------------------
AMCARE LIMITED       GLOUCESTERSHIRE        Unit 2 Guillimont         Stoma Appliances,         Stoma Appliances, Elastic
                                            Health Centre             Elastic Hosiery,          Hosiery, Trusses, Other
                                            Stoke Road                Trusses, Other            Appliances- specified as
                                            Bishop's Cleve            Appliances- specified     Incontinence Appliances as
                                            Cheltenham                as Incontinence           listed under part IXB of
                                            Gloucestershire           Appliances as listed      the Drug Tariff, Other
                                            GL52 4RP                  under part IXB of the     Services- specified as
                                                                      Drug Tariff, Other        provision of wheelchairs
                                                                      Services- specified as    and mobility aids
                                                                      provision of
                                                                      wheelchairs and
                                                                      mobility aids
-------------------- ---------------------- ------------------------- ------------------------- ----------------------------
AMCARE LIMITED       WEST KENT              69 Riverside Three        Stoma Appliances          Stoma Appliances
                                            Sir Thomas Langley Road   Incontinence and          Incontinence and Dressings
                                            Medway City Estate        Dressings
                                            Strood
                                            Kent
                                            ME2 4BH
-------------------- ---------------------- ------------------------- ------------------------- ----------------------------
NOVACARE UK LIMITED  SHROPSHIRE             Unit 10 Horton Court      Stoma and Other           Stoma and Other Appliances
                                            Hortonwood                Appliances
                                            Telford
                                            Shropshire
                                            TF1 4GY
-------------------- ---------------------- ------------------------- ------------------------- ----------------------------

* The Person in whose favour the Listing is made is required to provide from the Premises in respect of which the relevant Listing is made, all of the Goods and/or Services which it is authorised to provide from those Premises under that Listing as are specified in valid prescription(s) presented to it for such Goods and/or Services

SIGNED by OMNICARE LIMITED    )
acting by a director          )              /s/
in the presence of:           )




                                                     Director

                                                     Director/secretary

Witness signature:

Executed as a Deed by BRYAN     )
MORTON as attorney for,         )            /s/
and on behalf of,               )
BRISTOL-MYERS SQUIBB            )
HOLDINGS LIMITED                )
In the presence of:             )






Witness's Signature: /s/
                    .....................

Name (print):............................

Occupation:..............................

Address:.................................

 .........................................

 .........................................

 .........................................